UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FUEL TECH, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 15, 2024

Dear Fellow Stockholders,

This year’s Annual Meeting of Stockholders of Fuel Tech, Inc. will be held at 10:00 a.m., Central Time, on Thursday, June 6, 2024 at the offices of Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555.

Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the Internet by following the instructions on the proxy card will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may withdraw your previously submitted proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Fuel Tech, Inc., I would like to thank you for your continued support and confidence.

Sincerely,

Vincent J. Arnone

Chairman and CEO

Fuel Tech, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2024

Date & Time:	Location:	Record Date:
June 6, 2024 10:00 a.m. (Central Time)	Fuel Tech, Inc. 27601 Bella Vista Parkway Warrenville, Illinois 60555	April 8, 2024

To the Stockholders of Fuel Tech, Inc.:

The annual meeting of stockholders of Fuel Tech, Inc., a Delaware corporation (Fuel Tech), will be held Thursday, June 6, 2024, at 10:00 a.m. local time at the offices of Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555 (Annual Meeting), to consider and vote on the following items, each of which is explained in the attached proxy statement (Proxy Statement):

1.	To elect four directors;

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 60 million shares;

3.	To approve the Fuel Tech, Inc. 2024 Long-Term Incentive Plan;

4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm;

5.	To conduct an advisory vote to approve executive compensation;

6.

To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3; and

7.	To transact any other business that may properly come before the meeting or at any adjournment thereof.

Only holders of Fuel Tech’s common stock of record as of the close of business on April 8, 2024 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the Internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their previously submitted proxy and vote in person.

By Order of the Board of Directors,

Bradley W. Johnson

Vice President, General Counsel and Secretary

MAKE YOUR VOTE COUNT

Please vote your shares promptly. Voting your shares now via the internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares during the annual meeting, as your proxy is revocable at your option. Fuel Tech’s Proxy Statement and Annual Report to Stockholders are available at: www.envisionreports.com/FTEK.

Note About Forward-Looking Statements

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

●	our success in winning new contract awards;

●	the amount and timing of our cash flows and earnings, which may be impacted by customer, supplier, competitive, contractual and other dynamics and conditions;

●

market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as cyclical and competitive pressures in the electric power industry; pricing, the timing of customer investment and other factors in energy markets; and other shifts in the competitive landscape for our products and services;

●

changes in macroeconomic and market conditions and market volatility, including inflation, interest rates, and the impact of such changes and volatility on our customer’s financial position and businesses;

●	operational execution by our businesses, including our success in improving operational performance;

●	changes in law, regulation or policy that may affect our businesses;

●	our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner;

●	our ability to increase margins through implementation of operational changes, restructuring and other cost reduction measures;

●	the impact of actual or potential failures of our products or third-party products with which our products are integrated, and related reputational effects;

●

the extent to which the impact of global events, may cause global supply chain disruptions and price inflation, which would have an adverse impact on our business operations, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives;

●	the impact of potential information technology, cybersecurity or data security breaches at our company or third parties; and

●	the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 16, 2024

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fuel Tech, Inc. (the Company, Fuel Tech, we, us and our) for use at our Annual Meeting of Stockholders on June 6, 2024 at 10:00 a.m., local time, and any adjournments or postponements thereof (the Annual Meeting).

Why do the proxy materials contain information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have opted to provide access to our proxy materials primarily over the Internet, which will allow us to capture costs and reduce the environmental impact of printing and mailing proxy materials. Proxy materials for the Annual Meeting, including our Annual Report on Form 10-K for the year ended December 31, 2023 and this proxy statement, are available over the Internet by accessing www.envisionreports.com/FTEK or at the “Investors” tab of website at www.FTEK.com. Instructions on how to access the proxy materials over the Internet or to request an additional printed copy are available at www.envisionreports.com/FTEK. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: General Counsel, c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555, or by submitting a request via email to proxy@ftek.com or by telephone at 630-845-4500.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock (Common Stock) for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We may also retain a proxy solicitation firm to assist in the solicitation of proxies.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our Common Stock you own as of April 8, 2024, the record date for the Annual Meeting. Only stockholders of record at the close of business on April 8, 2024 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 30,384,674 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote:

●	in person at the Annual Meeting;

●	by signing and mailing in your proxy card in the enclosed envelope (if you elected to receive printed materials);

●	by submitting a proxy by telephone by calling 1-800-652-8683; or

●	via the Internet at www.envisionreports.com/FTEK.

Proxies submitted via the telephone or Internet must be received by 1:00 a.m. Central Time on June 6, 2024. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or Internet, please follow the instructions on the proxy card.

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the director nominees, “FOR” the ratification of RSM US LLP, and “FOR” the approval, on an advisory basis, of Fuel Tech’s executive compensation. The proxy holders will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is voted at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card or written notice before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy. Instead, you must notify a Fuel Tech representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve each of the proposals?

●

Election of Directors (Proposal 1). The nominees receiving the greatest number of votes will be elected (plurality). Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or simply not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Nominating and Corporate Governance Committee in any future decision on nominations. A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

●

Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares to 60,000,000 shares of Common Stock (Proposal 2). The approval of the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 60,000,000 requires the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon. The effect of an abstention or broker non-vote is the same as that of a vote against the proposal. The Board recommends a vote FOR this proposal.

●

Approve the Fuel Tech, Inc. 2024 Long-Term Incentive Plan (Proposal 3). The approval of the proposal to adopt the Fuel Tech, Inc. 2024 Long-Term Incentive Plan requires the affirmative vote of a majority of the shares voting on the proposal. A proxy card marked “Abstain” with respect to this proposal will not be voted or counted. Similarly, broker non-votes will have no effect on the approval of this proposal. The Board recommends a vote FOR this proposal.

●

Auditor Ratification (Proposal 4). Ratification of the selection of RSM US LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification. The Board recommends a vote FOR this proposal.

●

Approval, on an advisory basis, of Fuel Tech’s executive compensation (Proposal 5). The executive compensation advisory vote will be decided by the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the proposal. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our executive compensation program. The Board recommends a vote FOR this proposal.

●

Approve an adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2 or Proposal 3 (Proposal 6). The Board believes that if the number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting is insufficient to approve Proposal 2 (the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock) or Proposal 3 (our 2024 Incentive Plan), it is in the best interests of the stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve Proposal 2 and/or Proposal 3. In this Proposal 6, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 2 and/or Proposal 3. The Board recommends a vote FOR this proposal.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least one-third of the aggregate voting power of Common Stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy. With 30,384,674 shares outstanding as of the close of business on the record date, stockholders representing at least 10,128,224 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2024 Annual Meeting?

Stockholders may present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for this year’s Annual Meeting, Fuel Tech must have received such proposals no later than December 12, 2023.

Pursuant to our By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to Fuel Tech within specific dates in order to be eligible for consideration at an annual meeting. See Stockholder Communications with the Board on page 39, and Stockholder Proposals for 2024 Annual Meeting on page 39 for more information. To be eligible for consideration at the 2024 Annual Meeting, proposals that were not submitted for inclusion in the proxy statement by December 12, 2023 must have been received no earlier than February 2, 2024 and no later than March 3, 2024. We did not receive any stockholder proposals for the 2024 Annual Meeting.

AGENDA ITEM NO. 1 ELECTION OF DIRECTORS	1
Directors and Executive Officers	2
Named Executive Officers	3
Principal Stockholders And Stock Ownership Of Management	4
Director Compensation	5
Director Compensation In Fiscal Year 2023	5
Non-Employee Directors Outstanding Stock Options At 2023 Fiscal Year End	6
Certain Relationships And Related Transactions	6
Corporate Governance And Related Matters	6
Committees Of The Board Of Directors	8
Audit Committee	8
Compensation Committee	9
Nominating and Corporate Governance Committee	9
Code of Business Ethics and Conduct	10
Executive Compensation	10
The Role Of Say-On-Pay Votes	18
Benchmarking, Consultants And The Use Of Peer Groups	18
Summary Compensation Table	24
Grants Of Plan-Based Awards In Fiscal Year 2023 To Named Executive Officers	25
Option Exercises And Stock Vested In Fiscal Year 2023	26
Outstanding Equity Awards At 2023 Fiscal Year-End For Named Executive Officers	26
Pay Versus Performance	27
AGENDA ITEM NO. 2 APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	28
AGENDA ITEM NO. 3 TO APPROVE THE FUEL TECH, INC. 2024 LONG-TERM INCENTIVE PLAN	30
AGENDA ITEM NO. 4 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
AGENDA ITEM NO. 5 ADVISORY VOTE ON EXECUTIVE COMPENSATION	40
AGENDA ITEM NO. 6 TO APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 2 OR PROPOSAL 3	41
General	42
Other Business	42
Stockholder Proposals	42
Communicating With the Board of Directors	42

FUEL TECH, INC. | PROXY STATEMENT

AGENDA ITEM NO. 1 ELECTION OF DIRECTORS

The Nominees

Our stockholders elect our directors on an annual basis. Vincent J. Arnone, Douglas G. Bailey, Sharon L. Jones, and Dennis L. Zeitler were each Fuel Tech’s directors for its four-member Board of Directors and were elected by our stockholders at Fuel Tech’s 2023 Annual Meeting of Stockholders to serve for a one-year term expiring at the 2024 Annual Meeting.

We are asking you to vote for the election of four nominees as directors of Fuel Tech at the 2024 Annual Meeting. All of the nominees were recommended by the Nominating and Corporate Governance Committee of the Board. The term of office of each director is until the next annual meeting or until a successor is duly elected or, if before, when a director resigns, retires or is removed by the stockholders. The nominees are Vincent J. Arnone, Douglas G. Bailey, Sharon L. Jones, and Dennis L. Zeitler.

In the opinion of the Board, with the exception of Mr. Arnone, all director nominees satisfy the independence requirements of NASD Rule 5605(a)(2). Detail concerning directors’ compensation is set out below under the captions Executive Compensation and Director Compensation.

The following table sets forth certain additional information with respect to the nominees.

Name	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Gender	Race	LGBQT+
Vincent J. Arnone Chairman of the Board and Chief Executive Officer	2015	—	—	—	—	Male	White	No
Douglas G. Bailey	1998	X	X	X	Chair	Male	White	No
Sharon L. Jones	2018	X	X	Chair	X	Female	White	No
Dennis L. Zeitler	2013	X	Chair	X	X	Male	White	No

Each of the nominees identified above are the nominees of the Board for election as directors at the Annual Meeting. Biographical information, including qualifications, regarding each of the nominees is set forth below.

Availability

The nominees have all consented to stand for election and to serve, if elected. Should one or more of these nominees become unavailable or decline to accept election, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Nominating and Corporate Governance Committee. If no substitute nominee is designated prior to the Annual Meeting, the individuals named as proxies on the enclosed proxy card will exercise their discretion in voting the shares of Common Stock that they represent.

Plurality Voting

A motion will be made at the Annual Meeting for the election as directors of the four nominees. Under Delaware law and our By-laws, a vote for a plurality of the shares of Common Stock voting is required for the election of directors. Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or simply not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Nominating and Corporate Governance Committee in any future decision on nominations.

The affirmative vote of a plurality of the votes cast is required for the election of directors. Our Board of Directors recommends a vote FOR each of the nominees.

FUEL TECH, INC. | PROXY STATEMENT  1

DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH

Biographical information is presented below concerning nominees to our Board and our “Named Executive Officers” (or NEOs). Our NEO’s are Ellen T. Albrecht, Vincent J. Arnone and William E. Cummings, Jr.

DIRECTORS

Vincent J. Arnone	Mr. Bailey’s past leadership and management responsibilities as Executive Chairman, and President and Chief Executive Officer of Fuel Tech informs his judgment and participation as a member of Fuel Tech’s Board. His early career began as an engineer with Foster-Miller, Inc. and at Corning, Inc. in a variety of manufacturing and marketing positions. During his subsequent business career, following the founding of ABC, Mr. Bailey, in addition to being ABC’s CEO, served as the CEO of a number of its affiliated companies, bringing to the Fuel Tech Board management ability at senior and executive management levels in a variety of industrial markets. Over the span of more than 40 years, Mr. Bailey has provided board service to a number of other companies including, for example, from 2001 to 2013, serving as a director and chairman of the compensation committee, along with being a member of the nominating and corporate governance committee, for Endocyte, Inc., a public biotechnology company acquired by Novartis AG in December 2018. Since 2013, Mr. Bailey has served as a director of Nemucore Medical Innovations, Inc. and since mid-2014, chairman of its compensation committee. Mr. Bailey also has previous service on the audit committee and as chairman of the compensation committee for Atlantis Components, Inc. Also, since 2013, he has been a director of the corporate general partner of Great Northern Properties LP and, since 2020, a director of Pocahontas Royalties LLC, affiliated entities that are private owners of substantial U.S. coal mineral rights and surface land. This gives him a broad-based understanding of the role of a board of directors and its committees, and positions him well to continue to serve on the Board.

Qualifications and Career Highlights:

Vincent J. Arnone, 60, was appointed Chairman of the Board of Directors of Fuel Tech, Inc. on September 1, 2017. Mr. Arnone has been President and Chief Executive Officer and a director of Fuel Tech since April 1, 2015; previously he was Executive Vice President and Chief Operating Officer from January 2014 through March 2015; Executive Vice President, Worldwide Operations since September 2010; a consultant to Fuel Tech from time to time from June 2008 through August 2010; Senior Vice President, Treasurer and Chief Financial Officer of Fuel Tech from February 2006 through June 2008; Vice President, Treasurer and Chief Financial Officer from December 2003 through January 2006; and Controller and Financial Director from May 1999 through November 2003. Mr. Arnone’s key leadership roles in the management of Fuel Tech over two decades, his depth of experience regarding the establishment and execution of strategies and operational programs in a multi-national environment along with his experiential knowledge regarding financial matters contribute to the Board’s deliberations regarding the business of Fuel Tech.

Douglas G. Bailey	Sharon L. Jones

Qualifications and Career Highlights:	Qualifications and Career Highlights:

Douglas G. Bailey, 73, has been a director of Fuel Tech, Inc. since April 1998. From April 2015 until his retirement from the position effective September 1, 2017, he was Executive Chairman of the Board of Fuel Tech, Inc. Also, previously, Mr. Bailey was President and Chief Executive Officer of Fuel Tech from April 2010 through March 2015, Chairman of the Board of Fuel Tech from January 2010 through March 2015, and Deputy Chairman from 2002 through December 2009. He also previously served as an employee of Fuel Tech from January 1, 2004 through December 31, 2009. Mr. Bailey has been the President of American Bailey Corporation, a closely held private equity firm, since 1984 and its Chief Executive Officer since 1996.	Sharon L. Jones, 64, was elected to the Board in March, 2018. Previously, Ms. Jones served as Aircraft Protection Vice President and Site Lead for Orbital ATK in 2014 and 2015. Prior to Orbital ATK’s 2014 merger with Alliant Techsystems, Inc., Ms. Jones held a variety of senior leadership positions for Alliant Techsystems, Inc., a Fortune 500 aerospace and munitions leader, including Technology Vice President (2010-2013), Manufacturing Director (2005-2010), Environmental, Safety and Security Director (2002-2005), Program Director (1998-2001) and various management positions in engineering, quality assurance and employee safety and security (1985-1989). Ms. Jones began her career as a research chemist at Dow Chemical Company in 1982.

FUEL TECH, INC. | PROXY STATEMENT  2

Ms. Jones’ professional affiliations include membership on the board of directors of the Anoka Technical College Foundation, where she served as vice-president and president. Ms. Jones also serves as a Board director for Mallard Creek Polymers, LLC (2020 to present), and is the Chair of the Compensation Committee and a member of the Manufacturing Excellence and Safety Committee. She holds a Master’s of Business Administration degree from the University of St. Thomas, and a Bachelor’s degree in chemistry and a Master’s degree in analytical chemistry from the South Dakota School of Mines and Technology. Ms. Jones has extensive experience in strategic planning, change management and project development, having developed and implemented technical strategies for extending product life cycles and increasing operating efficiency, and collaboratively managing organizational change. Ms. Jones’ combined experience in product development, change management and implementing safety programs makes her an excellent advisor to help inform the Board’s judgment on a variety of matters.	Mr. Zeitler is a highly accomplished Chief Financial Officer and executive manager, serving as MSA’s Chief Financial Officer and Treasurer for thirteen years. MSA is a global leader in the development, manufacture and supply of products that protect people’s health and safety. Mr. Zeitler has a deep understanding of all aspects of global finance for a publicly traded company. During his career with MSA, its global sales volume dramatically increased and the number of countries in which MSA operated expanded substantially. This provided Mr. Zeitler a sophisticated experiential knowledge base regarding financial and Treasury operations and business requirements in a broad array of markets and countries worldwide. In addition to his duties as Chief Financial Officer for MSA, Mr. Zeitler led MSA’s Global Pricing Strategy and Business Development teams, devising and implementing global strategies across all of MSA’s operating elements. He has significant experience dealing with the issues of growing businesses around the world. These experiences and qualifications make Mr. Zeitler an excellent addition to the Fuel Tech Board to help inform the Board’s judgment in these areas.

Dennis L. Zeitler

Qualifications and Career Highlights:

Dennis L. Zeitler, 75, has been a director of Fuel Tech since 2013. Mr. Dennis L. Zeitler served as Senior Vice President and Special Advisor of MSA Safety, Inc. (MSA) from September 4, 2013 to January 1, 2014. Mr. Zeitler served as Senior Vice President, Chief Financial Officer and Treasurer of MSA from June 2007 to September 2013. In his tenure at MSA, Mr. Zeitler held ever increasing positions of responsibility. His earlier positions included Treasurer; Assistant Treasurer; and Manager, Financial Services (1989-1998), Vice President and Treasurer (1998-2000), and Vice President, Chief Financial Officer and Treasurer (2000-2007).

NAMED EXECUTIVE OFFICERS

Vincent J. Arnone, See director entry above.

Ellen T. Albrecht, 51, has been Vice President, Treasurer and Chief Financial Officer since June 2022; previously, she served in an interim capacity as Acting Treasurer and Controller and Principal Financial Officer of Fuel Tech effective March 2020. Prior to that time, Ms. Albrecht served as Fuel Tech’s Vice President, Operations Planning and Control since June 2012; and also previously served as Fuel Tech’s acting Treasurer and Chief Financial Officer from March 2010 to July 2010; Vice President, Controller since January 2007; Controller since February 2004; Accounting Manager since June 2000; Senior Accountant since May 1998; and Accountant since July 1996.

William E. Cummings, Jr., 68, has been Senior Vice President, Sales since July 2016. Previously, Mr. Cummings had served as Senior Vice President, APC Sales since January 2009; Vice President, Sales since April 2006; Vice President, Air Pollution Control Sales since June 2000; Director, Utility Sales since April 1998; and Director, Eastern Region since 1994.

There are no family relationships between any of the directors or executive officers.

FUEL TECH, INC. | PROXY STATEMENT  3

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock known to Fuel Tech as of April 8, 2024 by (i) each person known to own beneficially more than five percent of the outstanding Common Stock; (ii) each director or nominee of Fuel Tech; (iii) each of Fuel Tech’s Named Executive Officers; and (iv) all directors and all officers as a group.

Shares Beneficially Owned
Name of Beneficial Holder	No. of Shares	Percentage(1)
Beneficial Owner
Bettye J. Bailey(2)	4,244,234	14.0
Grace & White, Inc. (3)	1,904,922	6.3
Directors and Named Executive Officers(4)
Ellen T. Albrecht	48,805	*
Vincent J. Arnone	344,755	1.1
Douglas G. Bailey(5)(6)	1,847,161	6.0
William E. Cummings, Jr.	292,045	*
Sharon L. Jones	30,045	*
Dennis L. Zeitler(5)	122,127	*
All Directors and Officers as a Group (12 persons)(5)	2,851,735	9.3

*	Less than one percent (1.0%)
(1)	The percentages in each case are of the outstanding common stock at April , 2024 and all RSUs vesting or options exercisable within 60 days thereafter.
(2)	Does not include 245,000 shares held in a family trust. The address of Mrs. Bailey is c/o Whitman, Breed, Abbot & Morgan LLC, 500 West Putnam Avenue, Greenwich, Connecticut 06830.
(3)	The address of Grace & White, Inc. is 515 Madison Avenue, Suite 1700, New York, New York 10022.
(4)	The address of each of the above beneficial owners, directors and Named Executive Officers is c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555.
(5)

Includes shares subject to options exercisable presently and within 60 days: for Mr. Bailey, 44,000 shares; for Mr. Zeitler, 34,500 shares; and, for all directors and officers as a group, 78,500 shares.

(6)	Excludes the shares held by a family trust. See footnote (2).

FUEL TECH, INC. | PROXY STATEMENT  4

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the role of the directors, the amount of time that directors expend in fulfilling their duties as well as the expertise required of Board members, the financial performance of Fuel Tech and the availability of shares under the Fuel Tech, Inc. 2014 Long-Term Incentive Plan.

Cash Compensation for Directors

Each non-employee director receives an annual cash retainer of $50,000 for Board service, payable in arrears. In addition, annual cash retainer fees, payable in arrears, for service as Board committee chairperson are as follows: Audit Committee Chair-$10,000; Compensation Chair-$7,500; and Nominating & Corporate Governance Chair-$5,000. Our directors are not paid fees for attendance of Board or committee meetings, but they are eligible to receive $1,200 for each day of additional service requested by the Chairman.

Equity Compensation for Directors

At our annual meetings in each of 2022 and 2023, each non-employee director was awarded 15,000 RSUs, with all such RSUs vesting on the first anniversary of the award date, subject to any accelerated vesting provided for in the event of a change-in-control as defined under our 2014 Long-Term Incentive Plan.

DIRECTOR COMPENSATION IN FISCAL YEAR 2023

The following table shows for the Fuel Tech non-employee directors all compensation paid in 2023 on account of fees and equity awards. Directors employed by Fuel Tech or its subsidiaries receive no compensation for their service as directors, and accordingly, during any time he has been employed by Fuel Tech, Mr. Arnone has not received any cash fees or equity awards for his participation on the Board. Disclosure regarding the compensation of Mr. Arnone for fiscal 2023 is contained under the caption Summary of NEO Compensation below.

(a)	(b)	(c)	(d)
Name	Fees Earned in Cash ($)	Stock Awards ($)	Total ($)
Douglas G. Bailey	$53,750	$20,829	$74,579
Sharon L. Jones	$56,250	$20,829	$77,079
Dennis L. Zeitler	$58,750	$20,829	$79,579

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NON-EMPLOYEE DIRECTORS OUTSTANDING STOCK OPTIONS AT 2023 FISCAL YEAR END

The following table shows the outstanding stock options as of December 31, 2023 for non-employee directors as of such date, all of which are fully vested.

Name	Grant Date	Number of Securities Underlying Unexercised Options # (Exercisable)	Option Exercise Price ($)

Douglas G. Bailey	05/07/2017	44,000	0.965
Sharon L. Jones	—	—	—
Dennis L. Zeitler	05/23/2014	13,500	5.220
	05/22/2015	21,000	2.440

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships and transactions in which Fuel Tech and its directors and executive officers or their immediate family members are participants or have other conflicts of interest are reviewed and approved by the Audit Committee. Although our Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether:

●	the transaction is fair and reasonable to Fuel Tech,

●	under all the circumstances the transaction is in, or not inconsistent with, Fuel Tech’s best interests, and

●	the transaction will be on terms no less favorable to Fuel Tech than could have been obtained in an arms’ length transaction with an unrelated third party.

The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of a matter. However, the Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board Leadership Structure

Our corporate governance structures and practices are intended to provide for a strong, independent Board and include several independent oversight mechanisms, including only independent directors serving as committee chairs and the directors' and committees' ability to engage independent consultants and advisors. The Audit, Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors.

Since February 2011 through June 2022, the size of the Board has decreased from six non-employee directors to three non-employee directors. Since June 2022, the Board has determined not to fill the lead independent director role. In making such decision, the Board determined that the reduced size of the Board, wherein each non-employee director serves as committee chairperson, made the lead independent director’s task of facilitating intra-Board communication unnecessary. In addition, the Board determined that each Board member had the necessary ability to interact with management without the necessity of a lead independent director. Going forward, the Board will revisit this determination from time to time as necessary to ensure the quality of intra-Board communication.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in the best interests of Fuel Tech. The Board believes that the decision as to who should serve in those roles, and whether such offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations. Additionally, the Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman of the Board someone with hands-on knowledge of, and experience in, the operations of Fuel Tech.

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In September 2017, the Board determined that the positions of Chairman of the Board and Chief Executive Officer would be held by Vincent J. Arnone. Mr. Arnone has served as a key executive at Fuel Tech since 2003 where he gained unique insights into our business and the complex challenges we face. The Board continues to believe that Mr. Arnone is uniquely positioned to identify, lead and oversee the execution of our future strategic initiatives. Therefore, in light of Mr. Arnone’s past tenure and his unique knowledge of the long-term goals of Fuel Tech, the Board continues to believe that it is advantageous to continue to combine the positions of Chief Executive Officer and Chairman of the Board.

Board’s Role in Risk Oversight

The Board’s risk oversight approach is intended to support management’s achievement of organizational objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks Fuel Tech faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate. The involvement of all directors in setting Fuel Tech’s business strategy is a key part of its assessment of management’s approach to risk taking to achieve its organizational objectives, and also a determination of what makes up an appropriate level of risk for Fuel Tech. The Board regularly reviews information regarding Fuel Tech’s liquidity, operations, and strategic initiatives as well as the risks associated with each.

While the Board has the ultimate risk oversight responsibility, various committees of the Board also have responsibility for risk oversight. The Audit Committee oversees financial risk (see Report of Audit Committee below). The Audit Committee also reviews and approves all related party transactions, reviews potential conflict of interest matters and assesses cyber-security risks. In addition, the Audit Committee acts as Fuel Tech’s Qualified Legal Compliance Committee to receive reports of material violations of the securities laws, breaches of fiduciary duty or similar material violations from legal counsel representing Fuel Tech. The Compensation Committee is responsible for overseeing the management of risks relating to Fuel Tech’s compensation plans and arrangements. It strives to consider and approve compensation programs that encourage a level of risk-taking behavior under those programs that are consistent with Fuel Tech’s business strategy (see Report of Compensation Committee below). The Nominating and Corporate Governance Committee oversees the management of risks relating to Board and executive succession planning and the composition of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Code of Business Ethics and Conduct

The Board, directly and through its committees, continuously monitors emerging best practices in corporate governance and has adopted the Code of Business Ethics and Conduct. A copy of the Code of Business Ethics and Conduct can be found online at www.ftek.com. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555. The Company’s Code of Business Ethics and Conduct has evolved over time, as customary practice and legal requirements change, or as our Board deems appropriate from time to time.

Director Independence

The Company’s Code of Business Ethics and Conduct and the NASDAQ listing standards provide that at least a majority of the members of the Board must be independent, or free of any material relationship with Fuel Tech, other than his or her relationship as a director or Committee member. A director is not independent if he or she fails to satisfy the standards for independence under the NASDAQ listing standards, the rules of the SEC, or any other applicable laws, rules and regulations.

The Board conducts an annual review of our directors’ independence. In this review, the Board considers transactions, relationships and arrangements between Fuel Tech and each director or immediate family member of the director. The Board also considers transactions, relationships and arrangements between Company senior management and each director or immediate family member of the director.

On March 25, 2024, the Board performed its director independence review for 2024. As a result of this review, the Board determined that all non-employee director nominees are independent and satisfy NASDAQ independence requirements. Mr. Arnone is not considered independent because of his employment with Fuel Tech.

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Executive Sessions

Throughout 2023 the independent Fuel Tech directors held three executive sessions in connection with scheduled Board meetings. The independent directors who make up the membership of each of the Board’s current committees, Audit, Compensation, and Nominating and Corporate Governance held executive sessions in connection with committee meetings as follows: Audit—three, Compensation—two, and Nominating and Corporate Governance—zero. The policy of the Board on executive sessions is that the Board will hold not less than two executive sessions of the independent directors annually in connection with scheduled meetings. Each committee of the Board will hold executive sessions when the committee deems it appropriate. Members of management and non-independent directors do not attend such executive sessions, except when invited to provide information.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees that conduct regular business: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Board committee charters is available for viewing on the Fuel Tech web site at www.ftek.com.

Audit Committee	The Audit Committee’s responsibilities include:

Members:	●	appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm and approving in advance any audit or non-audit engagement or relationship between us and such auditor;
	●	approving the overall scope of the audit;
Dennis L. Zeitler (Chair) Douglas G. Bailey Sharon L. Jones	●	assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the independent registered public accounting firm’s performance, and our internal audit function and our compliance with legal and regulatory requirements;
Meetings in 2023: Eight	●	annually reviewing the independent registered public accounting firm’s report describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or regulatory review of the independent registered public accounting firm;
Attendance: Each director attended all meetings in 2023.	●	discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm;
	●	discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
Independence:	●	discussing with management the Company’s major risk exposures and processes to monitor and control those exposures, including risk assessment and risk management policies;
	●	meeting separately, periodically, with management, internal auditors and the independent registered public accounting firm;
Our Board has determined that each member of the Audit Committee satisfies the current independence standards of NASDAQ and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the Exchange Act).	●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;
	●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;
Financial Experts:	●	reviewing with management cyber-security needs;
	●	annually reviewing the adequacy of the Audit Committee’s written charter;

Our Board has determined that Mr. Zeitler, in light of his significant experience in positions requiring financial oversight responsibility, qualifies as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee satisfy the NASDAQ financial knowledge and sophistication as described in NASD Rule 5605(c)(2)(A).5605(c)(2)(A).

	●	reviewing with management any legal matters that may have a material impact on us and our financial statements;
	●	reviewing the operation of the internal audit function including the quality and adequacy of internal controls and significant reports to management; and
	●	reporting regularly to the full Board.

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Compensation Committee	The Compensation Committee’s responsibilities include:

Members:	●	reviewing key employee compensation policies, plans and programs;
	●	reviewing and approving the compensation of our Chief Executive Officer and other executive officers;
Sharon L. Jones (Chair)	●	reviewing and approving employment contracts and other similar arrangements between us and our executive officers;
Douglas G. Bailey	●	reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters;
Dennis L. Zeitler	●	administration of stock plans and other incentive compensation plans;
Meetings in 2023: Nine	●	overseeing compliance with any applicable compensation reporting requirements of the SEC;
	●	retaining consultants to advise the committee on executive compensation practices and policies;
Attendance: Each director attended all meetings in 2023.	●	establishing and periodically reviewing succession plans for our executive officers and others;
	●	determining stock ownership guidelines for the CEO and other executive officers and monitoring compliance with such guidelines; and
Independence:	●	handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

The Compensation Committee is composed entirely of directors who meet the independence requirements under the NASDAQ standards and the rules of the SEC.

Nominating and Corporate Governance Committee	The Nominating and Corporate Governance Committee’s responsibilities include:

Members:	●	developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us;
	●	developing and recommending to the Board compensation for Board members;
Douglas G. Bailey (Chair)	●	reviewing our compliance with state and federal corporate governance laws and regulations and with the NASDAQ corporate governance listing requirements;
Sharon L. Jones	●	making recommendations to the Board regarding the size and composition of the Board;
Dennis L. Zeitler	●	establishing criteria for the selection of new directors to serve on the Board and reviewing the appropriate skills and characteristics required of directors;
	●	identifying, screening and recommending nominees to be proposed by us for election as directors at the Annual Meeting of Stockholders, or to fill vacancies;
Meetings in 2023: Five	●	considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders;
	●	reviewing the committee structure of the Board and recommending, on an annual basis, directors to serve as members of each committee;
Attendance: Each director attended all meetings in 2023.	●	establishing criteria for, overseeing the process for, and leading the annual performance self-evaluation of the Board and each committee;
	●	reviewing any director resignation letter tendered in accordance with the Company’s Code of Business Ethics and Conduct, and evaluating and recommending to the Board whether such resignation should be accepted; and
Independence:	●	overseeing the Company’s strategy on corporate social responsibility and sustainability, and developing related policies and procedures.

The NCGC is composed entirely of directors who meet the independence requirements under the NASDAQ standards and the rules of the SEC.

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CODE OF BUSINESS ETHICS AND CONDUCT

The Board has adopted our Code of Ethical Business Conduct and our Officer Code of Ethics, each of which are available online at can be found online at www.ftek.com.

To enhance employee awareness of our Code of Ethical Business Conduct, we conduct periodic ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. In addition, we provide employees with the ability to leave reports, anonymously, on an ethics hotline maintained by an unaffiliated third party, and those reports are provided to the Chairman of the Audit Committee, as well as members of management designated to serve as ethics representatives. Fuel Tech’s ethics representatives also assist in the administration of, and encourage adherence with, our Code of Ethical Business Conduct.

EXECUTIVE COMPENSATION

Report of Compensation Committee

The Compensation Committee (the Committee) has reviewed and discussed with management the Compensation Discussion and Analysis appearing immediately below in this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis set forth below be included in this Proxy Statement. On February 29, 2024, the Committee reviewed its charter and determined that no changes were required to the charter.

By the Compensation Committee:

Sharon L. Jones, Chair

Douglas G. Bailey and Dennis L. Zeitler

Compensation Committee Interlocks and Insider Participation

During 2023, all members of the Compensation Committee were independent directors, and no member was an employee of Fuel Tech or former employee of Fuel Tech, except for Mr. Bailey, who served as President and Chief Executive Officer of Fuel Tech from April 2010 through March 2015. In addition, during 2023 none of Fuel Tech’s executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on the Committee.

Compensation Discussion and Analysis

The Committee is responsible for reviewing and, to the extent provided for in the Committee’s Charter, approving in advance of implementation, all incentive plans, sales commission plans and salary actions and bonuses for Vice President level and above officers of Fuel Tech or new or incumbent employees that have base salaries in excess of $175,000 per year including the Named Executive Officers (NEOs) listed in the Summary Compensation Table below. In the case of the salary actions described below, the Committee makes recommendations to the Board, and the Board approves or rejects such salary actions. The Committee periodically reviews Fuel Tech compensation practices, including the methodologies for setting total compensation for those employees, including NEOs. As discussed in more detail below, from time to time the Committee also may supplement its exercise of business judgment in compensation matters with market information pertaining to Fuel Tech’s compensation levels against comparable companies in its industry and across multiple industries including the use of peer group data (also see Use of Peer Group section below). However, the Committee exercises its independent judgment when making decisions on compensation matters, including when rewarding individual performance. The responsibilities of the Committee are described more fully in its charter at www.ftek.com.

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Compensation Philosophy and Objectives

Fuel Tech’s compensation philosophy is to promote long-term, sustainable stockholder value by incentivizing individual performance, as well as promoting overall financial performance of Fuel Tech on an annual and long-term basis.

With that compensation philosophy in mind, our compensation programs are designed to achieve the following objectives:

●	to ensure we remain a market leader in the development of innovative solutions;

●	to provide stockholders with a superior rate of return;

●	to attract, motivate, and retain top talent to advance the achievement of business goals, strategies and objectives; and

●	to support an integrated team-oriented philosophy.

In addition, the Compensation Committee is committed to a compensation philosophy that aligns with Fuel Tech’s initiative to make its water and wastewater treatment technologies profitable in the short-term. Accordingly, water treatment objectives have been included in the Current Objectives Plan for 2023 and 2024 as discussed under the heading Compensation Elements – Current Objectives Plan.

Compensation Elements

Our executive compensation program has as a primary purpose to attract, retain and motivate the highly talented individuals whose enterprise will enable us to succeed. Typically, the key components of that program include three elements: base salary, short-term incentives and long-term incentives. Among those three elements, from year to year, when considering its goal of promoting the overall financial performance of Fuel Tech on an annual and long-term basis, the Committee’s use of the short-term and long-term incentives may vary, but when used in the compensation packages for NEOs retain the pay-for-performance characteristics described below.

Base Salary

Base salaries requiring review by the Committee under its Charter are reviewed by the Committee on recommendation of the Chief Executive Officer and approved by the Board, except that the base salary of the Chief Executive Officer is reviewed and recommended by the Committee itself without the Chief Executive Officer being present during such deliberations or Committee voting and approved by the Board. In its performance of these activities the Committee acts in its business judgment on what it understands to be fair, reasonable and equitable compensation in view of Fuel Tech’s requirements for recruiting and retention in a highly competitive market. To assist in that determination, the Committee may refer to compensation consultant reports as to general market information and benchmarking data from a peer group of companies approved by the Committee and also:

●	the executive’s compensation relative to other officers;

●	recent and expected performance of the executive;

●	Fuel Tech’s recent and expected overall performance; and

●	Fuel Tech’s overall budget for base salary increases.

Short Term Incentives

Corporate Incentive Plan

On March 2, 2023 and March 25, 2024, respectively, the Compensation Committee adopted a Corporate Incentive Plan (CIP) to provide all employees (excluding sales personnel such as Mr. Cummings) with the opportunity to earn an annual cash bonus based upon employee performance and Fuel Tech’s achievement of a certain level of operating income as discussed below. As such, Ms. Albrecht and Mr. Arnone were each participants in the CIP. Potential cash awards under the CIP are designed to focus employees on the achievement of both positive earnings growth for Fuel Tech as well as on their own individual performance.

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Both in 2024 and 2023, the CIP was structured as follows:

●

CIP payouts are based on Fuel Tech’s ability to realize Operating Income. For purposes of the CIP, “Operating Income” means Fuel Tech’s operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions), as determined by the Committee in its sole discretion. An “Incentive Pool” may be created dependent on Fuel Tech’s obtaining specified levels of Operating Income during the fiscal year. If the Incentive Pool is created, each participant will be awarded his or her designated portion of the Incentive Pool. The focus on Operating Income provided an objective measurement of Fuel Tech’s financial performance to directly tie any payout to the overall financial performance of Fuel Tech across all business lines.

●

No amounts are payable under the CIP unless Fuel Tech achieves a minimum of $250,000 in Operating Income for applicable fiscal year. Accordingly, if Fuel Tech’s Operating Income financial performance for a fiscal year falls below $250,000, there is no payout under the CIP.

●	If Fuel Tech generates Operating Income equal to or greater than $250,000 in a fiscal year, the percentage of Operating Income funded into the Incentive Pool equals 25% of all Operating Income.

●	The aggregate size of the potential Incentive Pool may not exceed $3 million.

●

The CIP contemplates that incentive payments to individual employees will be based on the amount of the Incentive Pool; the employee’s base wages for the applicable year; the employee’s target bonus factor (a percentage assigned to each employee based on such employee’s job level and contribution) and, for all employees below the level of Vice President, the employee’s achievement percentage (an overall job performance multiplier factor that can range from 0% to 100%, and represents the employee’s achievement of individual objectives in the fiscal year) .

●

The target bonus factor for Mr. Arnone under the CIP is 50% of his base salary and for Ms. Albrecht, 30% of her base salary. In addition, the CIP provides that the achievement percentage assigned to Fuel Tech’s Principal Executive Officer (Mr. Arnone), the Principal Financial Officer (Ms. Albrecht), and any Vice President will automatically equal 100%.

Because Fuel Tech failed to generate the requisite level of Operating Income, there were no cash bonuses paid under the CIP for 2023 and 2024, respectively. The actual amounts of fiscal 2024 cash bonuses earned, if any, for any 2024 Named Executive Officer who is a participant in the CIP in 2024 will be reported in Fuel Tech’s proxy statement for its 2025 Annual Meeting of Stockholders.

2023 Current Objectives Plan

On March 25, 2023, the Compensation Committee adopted a Current Objectives Plan (2023 COP) to reward employees (excluding sales personnel such as Mr. Cummings and our Chief Executive Officer, Mr. Arnone) who continue to provide service to our company upon the achievement of specified annual corporate goals. As such, Ms. Albrecht was a participant in the 2023 COP with a target bonus factor of 30% of her base salary.

The 2023 COP was structured as follows:

●

For 2023, Fuel Tech would set aside an amount equal to $162,500 upon the completion in full of each of the four respective current objectives described below on or before the assigned completion date for such objective, with the total bonus pool being capped at $650,000.

●

If Fuel Tech achieved all four current objectives by the applicable dates set forth below, a total amount of $650,000 would be set aside into the bonus pool. On the other hand, Fuel Tech achieved two of the four current objectives, a total amount of $325,000 would be set aside into the Bonus Pool. If Fuel Tech failed to achieve any of the current objectives, no funds would be set aside into the Bonus Pool.

●

For the 2023 COP, there were three steps for determining whether, and the extent to which, an annual cash incentive award is payable. First, at the beginning of the fiscal year, the Compensation Committee determined the target annual cash incentive award for such employee based on a percentage of such employee’s annual base salary for that year. Second, at the beginning of the fiscal year, the Compensation Committee established the specific company-wide performance goals that must be met in order for the employee to receive the award and the related weighting of each goal. Third, on March 25, 2024, the Compensation Committee determined whether or not these performance goals were met and the amount of the award.

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●

The 2023 COP emphasized pay-for-performance and was intended to closely align incentive compensation with achievement of specified operating results as the cash incentive amount was only funded to the extent the corporate objective was achieved in full.

For 2023, the four corporate objectives and their completion status were as follows:

Objective	Deliverables to be Completed	Status/Pool Funding
New Business Development	Successful commercialization of Fuel Tech’s water treatment business.

Not Accomplished: Despite successful demonstrations of its dissolved gas infusion technology, no commercial sales occurred in 2023, and accordingly the Committee determined this objective was not met and no payout would be made.

Business Growth	Design, develop and construct or refurbish temporary SNCR systems for potential use in short-lead time opportunities.	Accomplished: The Committee determined this objective had been met.
Human Capital	Personal development plans will be created for every employee and every employee will undergo the training necessary to implement such plan.	Accomplished: All Fuel Tech employees completed 20 hours of job-related continued training.
Operational Excellence	Implement a strategic long lead-time supply chain program.	Accomplished: The Committee determined management had successfully designed and implemented a supply chain program.

Accordingly, due to Fuel Tech’s achievement of three of the four enumerated goals under the 2023 COP, an amount equal to $487,500 was funded into the 2023 COP bonus pool.

2024 Current Objectives Plan

On March 25, 2024, the Compensation Committee adopted a Current Objectives Plan (the 2024 COP) to reward employees (excluding sales personnel such as Mr. Cummings and our Chief Executive Officer, Mr. Arnone) who continue to provide service to our company upon the achievement of specified annual corporate goals. As such, Ms. Albrecht was a participant in the COP with a target bonus factor of 30% of her base salary.

The 2024 COP is structured as follows:

●

For 2024, Fuel Tech will set aside an amount equal to $162,500 upon the completion in full of each of the four respective current objectives described below on or before the assigned completion date for such objective, with the total bonus pool being capped at $650,000.

●

If Fuel Tech achieves all four current objectives in 2024, a total amount of $650,000 would be set aside into the bonus pool. On the other hand, Fuel Tech achieves two of the four current objectives, a total amount of $325,000 would be set aside into the Bonus Pool. If Fuel Tech fails to achieve any of the current objectives, no funds would be set aside into the Bonus Pool.

●

For the 2024 COP, there are three steps for determining whether, and the extent to which, an annual cash incentive award is payable. First, at the beginning of the fiscal year, the Compensation Committee determined the target annual cash incentive award for such employee based on a percentage of such employee’s annual base salary for that year. Second, at the beginning of the fiscal year, the Compensation Committee established the specific company-wide performance goals that must be met for the employee to receive the award and the related weighting of each goal. Third, by March 31, 2025, the Compensation Committee will determine whether or not these performance goals were met and the amount of the award.

●

The 2024 COP emphasizes pay-for-performance and is intended to closely align incentive compensation with achievement of specified operating results as the cash incentive amount will only be funded to the extent the corporate objective was achieved in full.

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For 2024, the four corporate objectives are as follows:

Objective	Deliverables to be Completed
Business Development – Water Treatment Business Initiative	Successful commercialization of Fuel Tech’s water treatment business.
Business Growth – Base Businesses	Development and implementation of an aftermarket and spare parts sales initiative.
Investment in Human Capital

Continued employee training and education through: (a) development of a long-term human capital growth plan; (b) conducting a minimum of four employee training events for all employees; and (c) creation of cross-functional employee teams to meet on a quarterly basis to address preassigned topics of importance to Fuel Tech.

Operational Execution Excellence

Demonstrated improvement in four critical operational areas through the implementation of initiatives to: (a) facilitate internal and external communication; (b) ensure customer-centric behavior via satisfaction surveys, (c) monitor and improve supply chain management; and (d) improve workflow and efficiency through implementation of software upgrades and other workflow enhancement tools.

APC Officer Sales Commission Plan

The APC Officer and National Sales Manager Sales Commission Plan (APC Plan) provided for sales commission payments to be made to Fuel Tech’s Senior Vice President, Sales. Under the APC Plan, Fuel Tech would pay to such officer a commission equal to a specified percentage of the contract value of all sales of products and services in Fuel Tech’s APC product line in the United States and Canada. Mr. Cummings is Fuel Tech’s Senior Vice President, Sales. For 2022 and 2023, Mr. Cummings earned $17,869 and $93,791, respectively, in sales commission under the APC Plan.

FUEL CHEM® Officer Sales Commission Plan

The FUEL CHEM Officer Sales Commission Plan (FUEL CHEM Plan) provides for sales commission payments to be made to Fuel Tech’s Senior Vice President, Sales. Under the FUEL CHEM Plan, Fuel Tech would pay to such officer a commission equal to a specified percentage of all net revenue realized for customer units located in the United States and Canada. Mr. Cummings is Fuel Tech’s Senior Vice President, Sales. For 2022 and 2023, Mr. Cummings earned $38,716 and $31,277, respectively, in sales commission under the FUEL CHEM Plan.

Long-Term Incentives

Fuel Tech’s long-term equity incentive awards are made pursuant to the Fuel Tech, Inc. 2014 Long-Term Incentive Plan (2014 LTIP). The purpose of the 2014 LTIP is to further the interests of Fuel Tech and its stockholders by providing long- term incentives (a) to attract and retain employees, consultants and directors who will contribute to our long-range success and (b) that align the interests of 2014 LTIP participants with those of the stockholders of Fuel Tech. The 2014 LTIP allows for a variety of types of awards that may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof (as each of those types of awards is defined in the 2014 LTIP). Participants in the 2014 LTIP may be Fuel Tech’s directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of Fuel Tech’s business.

The Company predominantly uses RSUs for equity awards for employees under the 2014 LTIP (all above described stock option awards and restricted stock unit awards collectively referred to as Equity Awards). Except for Equity Awards granted to the CEO, Equity Awards are determined by the Committee based upon recommendations from Fuel Tech’s CEO. Equity Awards for the CEO have been determined by the Committee with no participation of the CEO — the CEO is not present during the Committee’s decisional deliberations or votes pertaining to CEO Equity Awards.

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Under the 2014 LTIP, all outstanding options that are not vested will become immediately vested in the event that there is with respect to Fuel Tech, a change-in-control. Under the LTIP, a change-in-control generally is defined as taking place if: (a) any person or affiliated group becomes the beneficial owner of 51% or more of Fuel Tech’s outstanding securities, (b) in any two-year period, persons in the majority of the Fuel Tech Board of Directors cease being so unless the nomination of the new directors was approved by a majority of the directors then still in office who were directors at the beginning of such period, (c) a business combination takes place where the shares of Fuel Tech are converted to cash, securities or other property, but not in a transaction in which the stockholders of Fuel Tech have proportionately the same share ownership before and after the transaction, or (d) the stockholders of Fuel Tech approve of a plan of liquidation or dissolution of Fuel Tech.

Under the 2014 LTIP, a change-in-control generally is defined as:

●

an acquisition by any person as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 of beneficial ownership of 50% or more of Fuel Tech’s then outstanding common stock or voting power;

●	a sale, transfer or other disposition of all or substantially all of Fuel Tech’s assets;

●	the date ten days prior to the liquidation or dissolution of Fuel Tech;

●	a merger, consolidation, statutory share exchange or similar corporate transaction, unless Fuel Tech stockholders continue to hold, directly or indirectly, more than 50% of Fuel Tech voting power; or

●

incumbent directors shall cease for any reason to constitute a majority of the board of directors of Fuel Tech unless the election or the nomination for election by stockholders of Fuel Tech, of each new director was approved by a vote of at least a majority of the directors then still in office who were incumbent directors.

Under the 2014 LTIP, in the event of a change-in-control, the Committee may take any of the following actions with respect to employee non-executive performance RSU equity awards granted under the 2014 LTIP either by including such terms in the applicable award agreement or by taking such actions in connection with the change-in-control:

●	fully or partially vest some or all of the outstanding awards immediately prior to the change-in-control transaction;

●

cancel some or all of the outstanding awards (vested or not) in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction;

●	assume existing awards or issue substitute awards in exchange for some or all of the outstanding awards;

●

fully vest outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change-in-control transaction or such awards will terminate; or

●	continue the outstanding awards on their same terms.

The Committee is not required to treat all award recipients or awards granted to any individual in the same manner.

Executive Performance RSU Long-Term Incentive

On May 4, 2023, the Committee authorized Fuel Tech to enter into a 2023 Executive Performance RSU Award Agreement (the 2023 Agreement) with certain officers, including its Chief Executive Officer, Chief Financial Officer and Senior Vice President, Sales (each a Participating Executive) pursuant to which each 2023 Participating Executive was provided the opportunity to earn the amount of restricted stock units (RSUs) based on Fuel Tech’s performance in 2023 and 2024 as shown in the table below.

The 2023 Agreement provides for four possible RSU awards: Look-Back RSUs, Total Revenue RSUs, New Business Growth RSUs, and Operating Income Growth RSUs. Under the terms of the 2023 Agreement, a target amount of RSUs for each of the four possible RSU award components was set for each Participating Executive for 2023 and 2024, respectively. The amount, if any, of actual RSU awards to be issued is contingent on performance by the Participating Executive and Fuel Tech in the performance areas and for the measurement periods set forth in the Agreement.

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Look-Back RSUs: Each Participating Executive has the opportunity to earn a targeted amount of “Look-Back RSUs” based upon the Participating Executive’s individual performance during 2023 and 2024. After the completion of applicable calendar year, the Committee, in its business judgment, may approve or not approve Fuel Tech granting to each Participating Executive a number of Look-Back RSUs between zero and the targeted Look-Back RSU amount based on the Committee’s subjective, qualitative assessment of each such executive’s overall performance during the applicable calendar year. No specific, individualized prospective performance goals are associated with the Look-Back RSUs for any of the Participating Executives. All such RSU grants shall otherwise be made subject to the terms of our standard RSU agreement, including a vesting schedule that provides for vesting of one-third of the granted Look-Back RSUs after the first anniversary of the grant determination date, one-third after the second anniversary date and one-third after the third anniversary date.

Total Revenue RSUs: Each Participating Executive has the opportunity to earn a targeted amount of Total Revenue RSUs to be granted depending upon Fuel Tech’s revenue performance during 2023 and 2024. After the completion of 2023 and 2024, if Fuel Tech has achieved the targeted amount of total revenue ($34.7 million in 2023 and $36.44 million in 2024), the Participating Executive will be granted 100% of his or her target Total Revenue RSUs for the applicable year. If Fuel Tech achieves 90% of the targeted amount of total revenue in any applicable calendar year, the Participating Executive will be granted 50% of his or her target Total Revenue RSUs for the applicable year. If Fuel Tech achieves revenue in between the targeted Total Revenue for such year and the 90% threshold described above, the amount of RSUs to be granted to the Participating Executive will be interpolated and rounded to the nearest multiple of 100 shares. All such RSU grants shall otherwise be made subject to the terms our standard RSU agreement, including a vesting schedule that provides that 100% of the granted RSUs will vest one year following the grant determination date.

New Business Revenue RSUs: Each Participating Executive has the opportunity to earn a targeted amount of New Business RSUs to be granted depending upon Fuel Tech’s revenue in 2023 and 2024 attributable to the sale of new products or services not sold by Fuel Tech prior to January 1, 2023. After the completion of 2023 and 2024, if Fuel Tech has achieved the targeted amount of new business revenue ($1.0 million in 2023 and $3.0 million in 2024), the Participating Executive will be granted 100% of his or her target New Business RSUs for the applicable year. If Fuel Tech achieves 75% of the targeted new business revenue in any applicable calendar year, the Participating Executive will be granted 50% of his or her target New Business RSUs for the applicable year. If Fuel Tech achieves new business revenue in between the targeted new business revenue amount for such year and the 75% threshold described above, the amount of RSUs to be granted to the Participating Executive will be interpolated and rounded to the nearest multiple of 100 shares. All such RSU grants shall otherwise be made subject to the terms of our standard RSU agreement, including a vesting schedule that provides that 100% of the granted RSUs will vest one year following the grant determination date.

Operating Income RSUs: Each Participating Executive has the opportunity to earn a targeted amount of Operating Income RSUs to be granted depending upon Fuel Tech’s achievement of specified levels of operating income in 2023 and 2024. After the completion of 2023 and 2024, if Fuel Tech has achieved the target operating income amount ($1.0 million in 2023 and $2.0 million in 2024), the Participating Executive will be granted 100% of his or her target Operating Income RSUs for the applicable year. If Fuel Tech achieves 50% of the target operating income in any applicable calendar year, the Participating Executive will be granted 50% of his or her target Operating Income RSUs for the applicable year. If Fuel Tech achieves operating income in between the target operating income for such year and the 50% threshold described above, the amount of RSUs to be granted to the Participating Executive will be interpolated and rounded to the nearest multiple of 100 shares. All such RSU grants shall otherwise be made subject to the terms of our standard RSU agreement, including a vesting schedule that provides that 100% of the granted RSUs will vest one year following the grant determination date.

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Participating Executive	Year	Target Look-Back RSUs*	Target Total Revenue RSUs*	Target New Business Revenue RSUs*	Target Operating Income RSUs*	Total Potential RSU Award*
Vincent J. Arnone	2023	41,700	41,700	41,700	41,700	166,800
President and Chief Executive Officer	2024	41,700	41,700	41,700	41,700	166,800
Ellen T. Albrecht	2023	16,700	16,700	16,700	16,700	66,800
Chief Financial Officer	2024	16,700	16,700	16,700	16,700	66,800
William E. Cummings, Jr.	2023	12,500	12,500	12,500	12,500	50,000
Senior Vice President, Sales	2024	12,500	12,500	12,500	12,500	50,000

*

The amount of RSUs shown represents “target” number of RSUs to be granted upon full achievement of the targets. The actual amount of RSUs granted for each category will be determined by the Committee following the end of each of 2023 and 2024, respectively.

On February 29, 2024, the Committee determined Fuel Tech did not meet the performance metric required for a payout of Total Revenue RSUs, New Business Revenue RSUs and Target Operating Income RSUs, and accordingly, no such RSUs were issued. The Committee did determine, however, that each executive officer would receive 75% of the targeted amount of the Look-Back RSUs for the 2023 performance period. See Material Compensation Actions below.

Material Compensation Actions

On February 23, 2023, the Committee took the following actions:

●	Determined there would be no profit sharing contribution to Fuel Tech’s 401(k) plan;

●	Determined that the minimum payment threshold for the 2022 CIP had not been met, and, thus, no funds were authorized for payout to any employee under the 2022 CIP;

●	Determined that three of four objectives under the 2022 COP had been achieved, and authorized the funding of $487,500 into the bonus pool for the 2022 COP; and

●	With effect as of March 31, 2023, ended the interim salary reduction program for all directors and officers.

On March 2, 2023 the Committee approved the 2023 CIP and 2023 COP, respectively, as further described above.

On March 17, 2023 the Committee took the following actions:

●

Approved an increase in Ms. Albrecht’s base salary from $250,000 to $280,000, and awarded Ms. Albrecht a cash bonus of $25,000 for 2022. The salary increase and cash bonus were made following consultation with CODA Advisors (Fuel Tech’s independent compensation consultant) in order to bring Ms. Albrecht’s base salary more in line with that of other chief financial officers of similarly sized public companies, and to compensate Ms. Albrecht for additional duties undertaken in fulfilling the role of chief financial officer in 2022 without a fully resourced staff; and

●	Adopted equity ownership guidelines for all of Fuel Tech’s directors and its Chief Executive Officer as outlined under the heading Ownership Guidelines below.

On May 2, 2023 the Committee:

●

approved the 2023 Executive Performance Award Agreements for Ms. Albrecht, Mr. Arnone and Mr. Cummings as described under the heading 2023 Executive Performance Agreements above, which provide each of the named executives with the opportunity to earn RSU awards based on Fuel Tech’s achievement of operational goals as described above under the heading Executive Performance RSU Long-Term Incentive; and

●

approved Fuel Tech entering into the Change of Control Severance Agreements with Ms. Albrecht, Mr. Arnone and Mr. Cummings as described under the heading Employment Agreements; Potential Payments upon Termination or Change-in-Control below.

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On June 8, 2023 the Committee approved the grant of 15,000 RSUs to each non-employee director for the purpose of compensating and retaining each non-employee director.

On November 2, 2023 the Committee adopted the Fuel Tech, Inc. Policy for the Recovery of Erroneously Awarded Compensation as described under the heading Compensation Recovery Policy below.

On December 7, 2023 the Committee approved the 2024 APC Officer and National Sales Manager and 2024 FUEL CHEM Officer Commission Plans for Mr. Cummings.

On February 29, 2024, the Committee took the following actions:

●	Determined there would be no profit sharing contribution to Fuel Tech’s 401(k) plan;

●

Determined that, for 2023, Fuel Tech did not meet the performance metrics required for a payout of Total Revenue RSUs, New Business Revenue RSUs and Target Operating Income RSUs pursuant to the terms of the Executive Performance RSU Agreements, and according, no such RSUs were issued. The Committee did determine, however, that all participating officers (including Fuel Tech’s NEOs) would receive an amount of Look-Back RSUs equal to 75% of the target amount as shown on the table below. As such, the Committee’s decision reflected its view on the performance of the officer team as a whole.

Name and Title	Target Look-Back RSUs	Actual Look-Back RSUs Granted
Vincent J. Arnone President and Chief Executive Officer	41,700	31,100
Ellen T. Albrecht Chief Financial Officer and Treasurer	16,700	12,500
William E. Cummings, Jr. Senior Vice President, Sales	12,500	9,400

On March 26, 2024, the Committee:

●	Determined that the minimum payment threshold for the 2023 CIP had not been met, and, thus, no funds were authorized for payout to any employee under the 2023 CIP;

●	Adopted the 2024 CIP and 2024 COP, as further described above; and

●

Granted Mr. Arnone a one-time cash bonus of $50,000 in recognition of his continued stewardship of the Company and his non-participation in the bonus awards granted to all other eligible Fuel Tech employees under the 2022 and 2023 Corporate Objective Plans.

THE ROLE OF SAY-ON-PAY VOTES

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation. At Fuel Tech’s annual meeting of stockholders held on June 8, 2023, over 94% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee evaluated these results and concluded that this vote reflected our stockholders’ support of Fuel Tech’s approach to executive compensation. Accordingly, since the date of the 2023 annual meeting of stockholders, Fuel Tech did not change its approach to executive compensation or make any significant changes to its executive compensation programs based on stockholder feedback. The Compensation Committee expects to continue to consider the outcome of Fuel Tech’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

BENCHMARKING, CONSULTANTS AND PEER GROUPS

Fuel Tech has from time to time made use of the services of a third-party compensation consultant, CODA Advisors, LLC (Coda), to address matters of compensation and benefits, and to identify peer group companies based on industry, markets and size. Fuel Tech recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. The Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

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Although the Compensation Committee has relied in the past upon benchmarking the compensation of our NEOs against a pre-established peer group, it elected not to use such benchmarking data in 2023. As a practical matter, the primary reason for this was that all NEOs were under a ten percent wage reduction throughout such periods, and no increases in executive compensation were contemplated. Instead, in determining appropriate compensation levels for the NEOs, the Compensation Committee relied on its knowledge of the competitive market, historical pay practices, internal relationships among positions at Fuel Tech and individual performance of the NEOs.

In 2022, the Committee engaged in benchmarking for its NEOs based on the use of 2023 data from the peer group of companies shown below. The overall compensation programs for Fuel Tech’s NEOs are designed to reward achievement of performance and to attract, retain, and motivate them in an increasingly competitive talent market. The Committee examined compensation data for the peer group of companies shown below to stay current with market pay practices and trends and to understand the competitiveness of our overall executive compensation programs and their various elements. The Committee used this benchmarking data for informational purposes. It does not formulaically target a specific percentile or make significant compensation decisions based on market data or peer group benchmarking data alone, which avoids a ratcheting up impact. The Committee uses performance as a primary driver of compensation levels. The 2023 peer group companies consisted of:

Advanced Emissions Solutions	Flotek Industries
Advent Technologies	Gencor Industries
American Superconductor	Graham Corporation
Amtech Systems, Inc.	Marrone Bio Innovations
Broadwind	Northern Technologies Int’l
Capstone Green Energy	Orion Energy Systems
Ceco Environmental Corp.	Perma-Fix Environmental
Consolidated Water Company	Profire Energy
CPS Technologies	Sunworks
CVD Equipment	Williams Industrial Services

As described above, from time to time, the Committee may supplement its business judgment pertaining to its consideration of Fuel Tech compensation matters, including salary amounts, short-term and long-term incentive plan minimum and incremental payout thresholds and targets, with a variety of market information obtained from a number of different sources including, among other things, the Committee’s general knowledge regarding compensation matters, information from one or more independent compensation consultants, peer company data, benchmarking related to that data, information obtained from independent search firms, available shares under Fuel Tech’s 2014 LTIP, historical and current Fuel Tech compensation data, and historical, current and projected industry and Fuel Tech financial operational performance data and trends.

Equity Ownership Guidelines

In order to better align the interests of non-employee Directors and Executive management with shareholders, on March 17, 2023 the Compensation Committee implemented an equity ownership guideline. The guideline provides that, by April 1, 2028, all non-employee Directors and the Chief Executive Officer will target ownership of a number of shares of Fuel Tech common stock equal to the value of one times the non-employee Directors annual cash retainer and one times the annual base salary of the Chief Executive Officer.

The Compensation Committee will review share ownership on an annual basis to determine progress towards the target and will address equity compensation practices as necessary to ensure that the equity ownership guidelines are met and maintained. This policy remains a guideline, without any stated penalties for failure to achieve the target number of shares owned.

Compensation Recovery Policy

On November 2, 2023 the Board adopted the Fuel Tech, Inc. Policy for the Recovery of Erroneously Awarded Compensation, commonly referred to as a clawback policy. Our clawback policy, which applies to all officers (both NEO and non-NEO), provides that if Fuel Tech prepares an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, Fuel Tech is required to recover from any current or former officer:

FUEL TECH, INC. | PROXY STATEMENT  19

●

the amount of incentive-based compensation that was erroneously awarded during the three years preceding the date such a restatement was required, with the recoverable amount equaling the amount of incentive-based compensation received in excess of the amount that otherwise would have been received had it been determined based on the restated financial measure; or

●

for incentive-based compensation based on (or derived from) Fuel Tech’s stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the applicable accounting restatement, the amount to be repaid or returned shall be determined by the Committee based on a reasonable estimate of the effect of the accounting restatement on Fuel Tech’s stock price or total shareholder return upon which the incentive-based compensation was received

The compensation recovery policy includes limited impracticability exceptions available only in circumstances where direct expenses paid to third parties to assist in enforcing the policy would exceed the amount to be recovered and Fuel Tech has previously made a reasonable attempt to recover such amounts, or recovery would likely cause an otherwise tax-qualified retirement plan to fail to meet the requirements of the Internal Revenue Code.

Insider Trading and Anti-Hedging Policies

Fuel Tech prohibits all employees from speculating in Fuel Tech securities, which includes, but is not limited to: short selling; and the purchase and sale or sale and purchase, in non-exempt transactions, of Common Stock within periods of less than six months. Fuel Tech prohibits trading in Common Stock during closed periods from the end of a quarterly period until the third day following the announcement of earnings for that quarterly period.

In addition, in 2023 the Board approved an anti-hedging policy applicable to all of Fuel Tech’s directors and officers which prohibits all directors and officers from pledging, hedging and short selling of Fuel Tech's common stock. In particular, the policy prohibits any such director or officer from, directly or indirectly, pledging, hypothecating, or otherwise encumbering shares of Fuel Tech's stock as collateral for indebtedness. In addition, the policy prohibits directors and officers from engaging in any speculative financial transactions or entering into hedging arrangements involving the Fuel Tech's common stock, including buying or selling "put'' or "call'' options, engaging in short selling and purchasing financial instruments or entry into transactions designed to hedge or offset any decrease in the market value of Fuel Tech's common stock.

Equity Grant Practices

As discussed in the Long-Term Incentives portion of the Compensation Elements section above, long-term incentives in the form of stock options or RSUs have been issued by Fuel Tech previously under the LTIP and currently under the 2014 LTIP in accordance with compensation policy as determined by the Committee from time to time. Under current policy, based on the level of the employee position, new employee stock options or RSUs or some combination thereof may be granted at the first Committee meeting following employment. However, from time to time, an option or RSU award may be authorized by the Committee to be granted and effective on a specified date or event, such as on the first date of employment or after a performance measurement time period. The price of all options granted is the mean of the high and low stock prices reported on the NASDAQ Stock Market, Inc. for the effective date of grant. Also, under the current policies of the Committee: typically, all employees’ options have a term of ten years and are subject to a four-year vesting schedule as follows: 50% of the options vest two years from the grant date and 25% vest on each subsequent year on that date. Vesting of an RSU award (RSU Award) is controlled by the terms of the vesting schedule in the RSU Award Agreement. Vesting can vary from RSU Award to RSU Award, and may be based on the passage of time, the achievement of pre-determined performance criteria or any combination of the foregoing. For time-vested RSUs, Fuel Tech’s typical vesting schedule is one-third of the RSU Award after one year, one-third after the second year, and one-third after the third year. Depending on the circumstances, Fuel Tech may use a different vesting schedule whether for time-vested RSUs or other RSU Awards.

The committee may grant options or RSU’s to existing employees on a periodic basis based on the level of the employee position and as well as certain of the factors or performance measurement factors enumerated in the Long-Term Incentives portion of the Compensation Elements section above. While there are no mandatory levels established for the quantity of options or RSUs to be granted, Fuel Tech has used historical practice and employee job level as two of the factors it considers.

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Retirement Benefits

Fuel Tech has no defined benefit pension plan. Fuel Tech has a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Fuel Tech’s 401(k) Plan currently provides for annual deferral of up to $23,000 for individuals until age 50, $30,500 for individuals 50 and older, or as allowed by the Internal Revenue Code.

Fuel Tech annually matches 50% of employee contributions up to a maximum of 3% of the employee’s salary, or a maximum annual match of $7,650. Fuel Tech may also make discretionary profit sharing contributions to the 401(k) Plan on an annual basis. Matching and profit sharing contributions vest over a three-year period.

Welfare Benefits

In order to attract and retain employees, Fuel Tech provides certain welfare benefit plans to its employees, which include medical and dental insurance benefits, group term life insurance, voluntary life and accidental death and dismemberment insurance and personal accident insurance. These benefits are not provided to non-employee directors.

Employment Agreements; Potential Payments upon Termination or Change-in-Control

Ms. Albrecht and Messrs. Arnone and Cummings, are each party to an employment agreement with Fuel Tech effective as follows: July 8, 1996 for Ms. Albrecht; September 20, 2010 for Mr. Arnone; and October 31, 1998 for Mr. Cummings. These agreements are for indefinite terms, for disclosure and assignment of inventions to Fuel Tech, protection of Fuel Tech proprietary data, covenants against certain competition and arbitration of disputes. These employment agreements are for terms of employment “at will” and do not provide for severance payments. Under Mr. Arnone’s employment agreement, he is entitled to continuation of base salary and benefits, and incentive bonus amounts earned under the applicable short-term incentive plan for the year of termination, for up to one year or sooner on finding comparable employment, after involuntary termination not for cause within one year of a change-in-control as described in the table below.

In addition, each of Ms. Albrecht, Mr. Arnone and Mr. Cummings are parties to a change of control severance agreement which provides, among other things, that if, during the 12 month period following a change of control (as defined under the 2014 Plan as described under the heading Long-Term Incentives above), the officer’s employment is terminated without cause or terminated by the officer for good reason (as described below), the officer will receive severance pay (less applicable withholding taxes) in the form of a lump sum payment equivalent to 12 months of the officer’s base salary plus, if the officer elects, reimbursement for COBRA premiums required to extend insurance coverage for a period of six (6) months (or earlier if the officer or his or her dependents obtain alternate coverage). “Good Reason” is defined generally under the severance agreement as the occurrence of any of the following, without the officer’s prior written consent: (i) any material diminution in the officer’s assigned duties, responsibilities and/or authority; (ii) any material reduction in the officer’s base compensation; (iii) Fuel Tech requires the officer to be based at a location that is more than 35 miles further from the officer’s residence than the location of the officer’s principal job location or office immediately prior to the Change in Control; or (iv) any other action or inaction that constitutes a material breach by Fuel Tech of any agreement under which the officer provides services to Fuel Tech.

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The following table quantifies potential payments that could be made to NEOs under various circumstances involving termination or change-in-control assuming such event occurred on December 31, 2023:

Named Executive Officer	Termination Event(1)	Base Salary(2)($)	Bonus(3)($)	Value of Awarded RSUs($)(4)	Value of Awarded Options($)	Benefits(5)($)	Total($)

Ellen T. Albrecht	Change-in- Control	—	—	219,826	—	—	219,826

	Termination without Cause within 1 year of Change-in-Control	275,000	—	—	—	23,239	298,239

Vincent J. Arnone	Change-in-Control	—	—	509,370	—	—	509,370

	Termination without Cause within 1 year of Change-in-Control	419,688	—	—	—	23,445	443,133

William E. Cummings, Jr.	Change-in- Control	—	—	172,614	—	—	172,614

	Termination without Cause within 1 year of Change-in-Control	237,000	—	—	—	35,984	272,984

(1)	No payments are due to any Named Executive Officer upon a termination of employment for any other reason.
(2)

Assumes annual base salaries in effect as of January 1, 2024. In the event of a termination of employment without Cause within one year of a change-in-control, each Named Executive Officer is entitled to continuation of base salary and benefits for up to the earlier of one year after such termination or until such officer attains comparable employment with an equivalent salary. For illustrative purposes, a full year of base salary for each Named Executive Officer is shown.

(3)

Amounts shown assume a termination date of December 31, 2023. Neither Mr. Arnone nor Ms. Albrecht received any payout under the 2023 CIP as further described in the 2023 Corporate Incentive Plan portion of the Compensation Elements section above.

(4)

Amounts shown represent the value of all unvested RSUs outstanding on December 29, 2023 determined by using the closing price of Fuel Tech’s Common Stock on the Nasdaq Stock Market on such date, which was $1.05 per share.

(5)	Assumes benefits paid at 2023 levels.

Indemnification and Insurance

Under the Fuel Tech Certificate of Incorporation and the terms of individual indemnity agreements with Fuel Tech’s directors and officers, indemnification is afforded Fuel Tech’s directors and officers to the fullest extent permitted by Delaware law. Such indemnification also includes payment of any costs that an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. Fuel Tech is not, however, obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in the best interests of Fuel Tech, or, in the case of a settlement of a claim, such determination is made by the Board.

Fuel Tech carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for these policies is $165,832.

No payments have been made for such indemnification to any past or present director or officer by Fuel Tech or under any insurance policy.

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Summary of NEO Compensation

NEO compensation consists of three primary elements: base salary, a short-term incentive plan based on financial performance (whether under a CIP or a sales commission plan, as applicable), and long-term incentives.

•	Ellen T. Albrecht, Vice President, Treasurer and Chief Financial Officer: Ms. Albrecht’s compensation for 2023 consisted primarily of the following:

●	Base Salary: Ms. Albrecht earned $269,375 in base salary for 2023.

●

Short-Term Incentives: Ms. Albrecht earned no payout under the 2023 CIP as further described in the 2023 Corporate Incentive Plan portion of the Compensation Elements section above. Ms. Albrecht earned a payout of $32,103 under the 2023 COP as described in the 2023 Current Objectives Plan portion of the Compensation Elements section above.

●

In February 2024, Ms. Albrecht received a grant of 12,500 RSUs pursuant to her 2024 Executive Performance RSU Agreement. Such RSUs were issued pursuant to the Company’s standard time vested RSU grant agreement which provides for vesting in three installments over a three-year period.

•	Vincent J. Arnone, President, and Chief Executive Officer: Mr. Arnone’s compensation for 2023 consisted primarily of the following:

●	Base Salary: Mr. Arnone’s earned $419,688 in base salary in 2023.

●

Short-Term Incentives: Mr. Arnone earned no payout under the 2023 CIP as further described in the 2023 Corporate Incentive Plan portion of the Compensation Elements section above. Mr. Arnone was not eligible to participate in the 2023 Current Objectives Plan as described in the 2023 Current Objectives Plan portion of the Compensation Elements section above. On March 26, 2024, Mr. Arnone was awarded a bonus of $50,000 for 2023 performance as described under the heading Material Compensation Actions above.

●

In February 2024, Mr. Arnone received a grant of 31,100 RSUs pursuant to his 2024 Executive Performance RSU Agreement. Such RSUs were issued pursuant to the Company’s standard time vested RSU grant agreement which provides for vesting in three installments over a three-year period.

•	William E. Cummings, Senior Vice President, Sales: Mr. Cummings’ compensation for 2023 consisted primarily of the following:

●	Base Salary: Mr. Cummings earned $237,000 in base salary in 2023.

●

Short-Term Incentives: Mr. Cummings earned $125,018 in sales commissions in fiscal 2023 as further described in the APC Officer and National Sales Manager Commission Plan and FUEL CHEM Officer Commission Plan portions of the Compensation Elements section above.

●

In February 2024, Mr. Cummings received a grant of 9,400 RSUs pursuant to his 2024 Executive Performance RSU Agreement. Such RSUs were issued pursuant to the Company’s standard time vested RSU grant agreement which provides for vesting in three installments over a three year period.

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SUMMARY COMPENSATION TABLE

The table below sets forth information concerning fiscal years 2023 and 2022 compensation awarded to, earned by or paid in all capacities to the Named Executive Officers whose total compensation exceeded $100,000.

(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Name & Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Ellen T. Albrecht.	2023	269,375	168,343	—	32,103	23,239	493,060
Vice President, Chief Financial Officer and Principal Financial Officer	2022	213,875	96,591		53,989	19,384	383,839

Vincent J. Arnone	2023	419,688	420,353	—	50,000	23,445	913,486
President and Chief Executive Officer	2022	387,813	193,182	—	—	22,149	603,144

William E. Cummings, Jr.	2023	237,000	126,000	—	125,018	35,984	524,002
Senior Vice President, Sales	2022	219,000	82,102	—	56,585	36,105	393,792

(1)

The amounts in these columns reflect restricted stock unit awards that were granted in 2023 and 2022. For the 2023 grants, all restricted stock units are performance based and will not be granted, if at all, unless Fuel Tech satisfies the conditions precedent to vesting in 2023 and 2024 (see Executive Performance Long-Term Incentive above). On February 29, 2024, the Compensation Committee determined that Fuel Tech did not satisfy the performance thresholds in 2023 required for vesting of Total Revenue RSUs, New Business Revenue RSUs and Target Operating Income RSUs and accordingly, all potential RSUs underlying such grants were forfeited. See Material Compensation Actions above. Amounts shown represent the aggregate grant date fair value of awards granted in each respective year computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), excluding the effect of forfeitures (see footnote 8 to the financial statements in our annual report on Form 10-K for a further discussion of the accounting for stock awards).

(2)

Amounts shown for 2023 reflect: for Ms. Albrecht, a $32,103 bonus payment under the 2023 COP; for Mr. Arnone, a one-time $50,000 bonus awarded by the Compensation Committee on March 26, 2024; and, for Mr. Cummings, $125,018 paid out under the applicable APC Officer and General Sales Manager Commission Plan and Officer FUEL CHEM Commission Plan.

(3)

“All Other Compensation” includes for each of the Named Executive Officers, matching contributions and profit sharing allocations to the Fuel Tech 401(k) Plan; expense for life, accidental death and dismemberment and long-term disability insurance.

FUEL TECH, INC. | PROXY STATEMENT  24

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2023 TO NAMED EXECUTIVE OFFICERS

(a)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Closing Price per Share ($/Sh) on Grant Date (k)	Grant Date Fair Value of Stock Option and Other Stock Awards($) (l)
Name	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Ellen T. Albrecht (3)	3/2/23	13,852	92,068	194,170	16,700	66,800	133,600	1.26	1.26
Vincent J. Arnone	3/2/23	9,477	212,500	455,175	41,700	166,800	333,600	1.26	1.26
William E. Cummings, Jr.(4)	—	—	—	—	12,500	50,000	100,000	1.26	1.26

(1)

The 2023 CIP was adopted by the Compensation Committee, effective March 2, 2023. As previously discussed, the Registrant failed to achieve the minimum performance threshold for Operating Income, and accordingly, no payouts were made under the 2023 CIP. As described in the 2023 Corporate Incentive Plan portion of the Compensation Elements section above, if a minimum performance threshold for Operating Income had been achieved in 2023, 25% of Operating Income would have been funded into the 2023 CIP. The 2023 CIP did not have a performance “target” or a determinable amount payable if the target is met. Amounts in columns (c), (d) and (e) are representative payout amounts based the achievement of the following varying levels of Operating Income: $250,000 (the minimum funding threshold under the 2023 CIP); $5.6 million (the amount of Operating Income required for the 2023 CIP payout to equal 100% of each employee’s target bonus factor, and $12.0 million (the amount of Operating Income at which point contributions to the 2023 CIP were “capped”).

(2)

Amounts shown are based upon the targeted number of Look-Back, Total Revenue, New Business Growth and Operating Income Growth RSUs established under the 2023 Executive Performance RSU Award Agreements between Fuel Tech and each of the NEOs listed above. The amounts in columns (f), (g) and (h) are representative of the number of RSUs to be issued based on the following level of achievement during the 2023-2024 performance period: the achievement of one (12.5%) performance target; the achievement of four (50%) performance targets; and the achievement of eight (100%) performance targets. These RSUs are deemed for reporting purposes to have a grant date of May 4, 2023 even though they will not be granted, if at all, until 2024 or 2025, depending on the type of award. All Look-Back RSUs vest in equal one-third installments over a three-year period following the grant determination date, and all Total Revenue, New Business Growth and Operating Income Growth RSUs vest twelve months after the grant determination date as discussed under the heading Executive Performance RSU Long-Term Incentive under the Compensation Elements section above.

As discussed in the Compensation Elements section above, for the 2023 performance period Mr. Arnone, Ms. Albrecht and Mr. Cummings were awarded 31,100, 12,500 and 9,400 Look-Back RSUs, respectively. No Total Revenue RSUs, New Business Revenue RSUs or Operating Income RSUs were granted for 2023 because Fuel Tech failed to achieve the targeted levels of total revenue, new business revenue and operating income

(3)

Ms. Albrecht was also a participant in the 2023 COP. As discussed under the heading 2023 Corporate Objectives Plan under the heading Compensation Elements above, pursuant to the 2023 COP Fuel Tech was obligated to set aside an amount equal to $162,500 upon the completion in full of each of the four respective current objectives, with the total bonus pool being capped at $650,000. The amounts shown in columns (b), (c) and (d) for Ms. Albrecht reflect the potential bonus award to be granted to Ms. Albrecht upon the achievement of one (25%), two (50%) and four (100%) of the enumerated objectives under the 2023 COP.

In 2023, Fuel Tech achieved three of the four enumerated objectives, and accordingly $487,500 was funded into the 2023 COP bonus pool (of which Ms. Albrecht received a payment of $32,103). The amounts shown in columns (c), (d) and (e) are representative payout amounts based on the achievement of one, two and four objectives, respectively.

(4)

Mr. Cummings’ short-term cash compensation during 2023 was contingent upon sales of Fuel Tech’s products and services pursuant to the 2023 APC Officer and General Sales Manager Commission Plan and the 2023 Officer FUEL CHEM Commission Plan. Mr. Cummings earned $125,018 in sales commission under such plans for fiscal 2023.

FUEL TECH, INC. | PROXY STATEMENT  25

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2023

FOR NAMED EXECUTIVE OFFICERS

(a)	Option Exercises and Stock Vested Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
Ellen T. Albrecht	—	—	—	—
Vincent J. Arnone	—	—	—	—
William E. Cummings, Jr.	—	—	—	—

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END
FOR NAMED EXECUTIVE OFFICERS

At December 31, 2023 the following RSUs were outstanding. See the text under the caption Equity Grant Practices section in the Compensation Discussion and Analysis above.

(a)	(g)	(h)	(i)	(j)
Name	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(1)
Ellen T. Albrecht	75,758	79,546	133,600	140,280
Chief Financial Officer
Vincent J. Arnone	151,515	159,091	333,600	350,280
President and Chief Executive Officer
William E. Cummings, Jr.	67,614	70,994	100,000	105,000
Senior Vice President, Sales

(1)	Market value reflects a per RSU value of $1.05, the closing price of Fuel Tech’s Common Stock on December 31, 2023.

(2)

Amounts shown include the following targeted number of Look-Back, Total Revenue, New Business Revenue and Operating Income RSUs established in conjunction with the 2023 Executive Performance RSU Award Agreements between Fuel Tech and each NEO as follows:

Name	Period	Target Look-Back RSUs	Target Total Revenue RSUs	Target New Business Revenue RSUs	Target Operating Income RSUs
Vincent J. Arnone	2023	41,700	41,700	41,700	41,700
	2024	41,700	41,700	41,700	41,700
Ellen T. Albrecht	2023	16,700	16,700	16,700	16,700
	2024	16,700	16,700	16,700	16,700
William E. Cummings, Jr	2023	12,500	12,500	12,500	12,500
	2024	12,500	12,500	12,500	12,500

For the 2023 performance period, Mr. Arnone was granted 31,100 Look Back RSUs, Ms. Albrecht was granted 12,500 Look Back RSUs and Mr. Cummings was granted 9,400 Look Back RSUs. No Total Revenue RSUs, New Business Revenue RSUs or Operating Income RSUs were granted for 2023 because Fuel Tech failed to achieve the targeted levels of total revenue, new business revenue and operating income.

All Target Look-Back RSUs, to the extent actually granted, vest in three equal installments over a period of three years. All Target Total Revenue, New Business Revenue and Operating Income RSUs, to the extent actually granted, vest one year following the grant determination date. For further detail, please see the discussion included under the heading Executive Performance RSU Long-Term Incentive under the Compensation Elements section above.

FUEL TECH, INC. | PROXY STATEMENT  26

PAY VERSUS PERFORMANCE

We are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of Fuel Tech as required by SEC rules. Please see Summary of Named Executive Officer Compensation, above for discussion of our compensation program.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non- CEO NEOs (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return($) (4)	Fuel Tech Net Income (Loss) ($) (5)
2023	913,486	469,688	508,531	331,748	82,68	(1,538,000)
2022	603,144	409,203	388,816	299,119	92.03	(1,442,000)
2021	403,009	403,009	267,755	267,755	34.86	54,000

(1)	Amounts shown reflect total compensation set forth in the Summary Compensation Table for our PEO, Mr. Arnone, for 2021,2022 and 2023.

(2)	The following table describes the adjustments, each of which is prescribed by SEC rule, to calculate the CAP amounts from the summary compensation table (SCT) amounts. The SCT amounts and the CAP amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. To determine CAP, adjustments below were made to our executive officer's total compensation.

	2021		2022		2023
Adjustments	PEO	Other NEO	PEO	Other NEO	PEO	Other NEO
SCT Amounts	$403,009	$267,755	$603,144	$388,816	$913,486	$508,531
Deduction for amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for applicable FY	—	—	(193,182)	(89,347)	(443,798)	(176,783)
Increase in fair value of awards granted during the applicable FY that remain unvested as of applicable FY end, determined as of applicable FY end	—	—	—		—	—
CAP Amounts	$403,009	$267,755	$409,962	$299,469	$469,688	$331,748

(3)	Amounts shown reflect average total compensation set forth in the Summary Compensation Table for our NEOs, Ms. Albrecht and Mr. Cummings, for fiscal 2021, 2022 and 2023.

(4)

Amounts shown show the value of a fixed investment of $100 on January 1st of the reporting period based on the closing price of Fuel Tech Common stock on such date ($3.95 in 2021, $1.38 in 2022 and $1.27 in 2023) the closing price on December 31st of the reporting period ($1.40 in 2021, $1.27 in 2022 and $1.05 in 2023), each as quoted by the Nasdaq Stock Market.

(5)	The amounts reported in this column represent net income (loss) reflected in the Company's audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

We are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table, including CAP, as required by Item 402(v) of Regulation S-K. The Compensation Committee does not use TSR or net income (loss) in its compensation programs. However, we do utilize several other performance measures to align executive compensation with our performance, see Executive Compensation.

●

In fiscal 2022, compensation actually paid to the PEO increased by $6,952, or approximately two percent, and compensation actually paid to our non-PEO NEO’s increased by $31,364, or approximately 12%. For the PEO, this increase is reflective of the reduction of the voluntary officer salary reduction program from ten percent to five percent of base salary in the second half of 2022. For the non-PEO NEO’s, the increase is reflective of the reduction of the voluntary officer salary reduction program from ten percent to five percent of base salary, as well as a salary increase and bonus for Ms. Albrecht upon her assumption of the role of Chief Financial Officer in June 2022. During such period, Fuel Tech’s common stock lost approximately eight percent in value and Fuel Tech recorded an operating loss of ($1,442,000).

●

In fiscal 2023, compensation actually paid to the PEO increased by $59,726, or approximately 15 percent, and compensation actually paid to our non-PEO NEO’s increased by $32,279, or approximately 11%. For the PEO, this increase is reflective of the elimination of the voluntary officer salary reduction program in the first half of 2023, and a one-time cash bonus of $50,000. For the non-PEO NEO’s, the increase is reflective of the elimination of the voluntary officer salary reduction program, as well as a salary increase for Ms. Albrecht and higher sales commission levels earned by Mr. Cummings. During such period, Fuel Tech’s common stock lost approximately 17% in value and Fuel Tech recorded an operating loss of ($1,538,000).

FUEL TECH, INC. | PROXY STATEMENT  27

AGENDA ITEM NO. 2 APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Amended and Restated Certificate of Incorporation (Certificate of Incorporation) currently authorizes the issuance of 40,000,000 shares of common stock, par value $0.01 per share (Common Stock). On March 25, 2024, our Board adopted a resolution to amend the Certificate of Incorporation, subject to stockholder approval, by increasing the number of authorized shares of our Common Stock to 60,000,000 shares (the Share Increase Amendment). The additional 20,000,000 shares of Common Stock authorized for issuance pursuant to the proposed Share Increase Amendment would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock are not entitled to preemptive rights or cumulative voting.

The following table illustrates the effect the proposed Share Increase Amendment would have on the number of shares of Common Stock available for issuance, if approved by our stockholders:

	As of April , 2024	Upon Effectiveness of Amendment
Total Authorized Shares Of Common Stock	40,000,000	60,000,000
Outstanding Shares Of Common Stock	30,385,297	30,385,297
Shares Of Common Stock Authorized For Future Issuance Under The Fuel Tech’s Incentive Plan (1)	1,106,450	1,106,450
Shares Of Common Stock Subject To Outstanding Equity Awards Under Fuel Tech’s Incentive Plans (2)	1,571,948	1,571,948
Shares Of Common Stock Subject To Outstanding Warrants	2,850,000	2,850,000
Total Outstanding Shares Of Common Stock, Shares Of Common Stock Subject To Outstanding Equity Awards And Options, Shares Of Common Stock Authorized For Future Issuance Under Fuel Tech’s Incentive Plan, And Shares Of Common Stock Subject To Outstanding Warrants	5,528,398	5,528,398
Shares Of Common Stock Available For Issuance	4,086,305	24,086,305

(1)

Includes (i) 645,650 shares of Common Stock available for issuance as of December 31, 2023, plus (ii) 460,800 shares of Common Stock that returned to the pool upon non-fulfillment of certain performance objectives pursuant to the 2023 Executive Performance RSU Agreement entered into with the executive management team. Does not include shares of Common Stock that would be authorized for future issuance under the Fuel Tech, Inc. 2024 Incentive Plan, if approved.

(2)

Includes (i) 270,500 shares of Common Stock issuable pursuant to stock options with a weighted-average exercise price of $3.09 per share, plus (ii) 1,301,448 shares of Common Stock underlying RSU Awards, of which 566,800 shares will not be issued, if at all, dependent on the Company’s achievement of the performance metrics for 2024 as set forth in the 2023 Executive Performance RSU Agreements.

As indicated in the table above, 75.9% of our authorized shares are outstanding as of April 8, 2024, and the settlement of all of our currently outstanding equity awards and warrants and grant of new equity awards under our incentive compensation plans up to the full number of shares available under the plans would result in the issuance of 89.8% of our authorized shares of Common Stock. Therefore, our Board believes it is in the best interests of the Company and our stockholders to increase our authorized shares of Common Stock in order to have additional shares available for use as our Board deems appropriate or necessary, including having shares available to settle our outstanding equity awards and warrants and to grant new equity awards using shares authorized under our incentive plans. As such, the primary purpose of the Share Increase Amendment is to provide the Company with greater flexibility with respect to managing its Common Stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board. These corporate purposes could include, without limitation, financing activities, public or private offerings, stock dividends or splits, conversions of convertible securities, issuance of options and other equity awards pursuant to our employee benefit plans, establishing a strategic relationship with a corporate partner and acquisition transactions. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. Our Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

FUEL TECH, INC. | PROXY STATEMENT  28

Other than shares that will be reserved for issuance under our existing incentive plans and warrants to purchase 2,850,000 shares of our Common Stock, we do not currently have any other arrangements, agreements or understandings that would require the issuance of additional shares of Common Stock. Because our directors and executive officers have outstanding equity awards under our incentive plans, and may be granted additional equity awards under these plans, they may be deemed to have an indirect interest in the Share Increase Amendment, because absent the amendment, the Company may not have sufficient authorized shares to settle or grant such awards.

The Share Increase Amendment will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of the Nasdaq Stock Market. Future issuances of Common Stock or securities convertible into or exchangeable for Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders.

Our Board has not proposed the Share Increase Amendment with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions not inconsistent with its fiduciary duties. We do not have a poison pill plan and have not made any non-shareholder approved repricings of our equity awards.

If our stockholders approve this proposal, then the first sentence of Article 5 of our Certificate of Incorporation will be deleted and replaced in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is sixty million (60,000,000), all of which shall be a class designated as common stock, par value $0.01 per share (the “Common Stock”).”

Effect of Approval of Proposed Amendment

If the Share Increase Amendment is approved by stockholders, all other sections of the Certificate of Incorporation would be maintained in their current form. The Share Increase Amendment would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company would do promptly after the Annual Meeting. If the Share Increase Amendment is not approved by our stockholders at the Annual Meeting, the current Certificate of Incorporation would remain in effect in its entirety. Our Board reserves the right, notwithstanding stockholder approval of the Share Increase Amendment and without further action by our stockholders, not to proceed with the Share Increase Amendment at any time before it becomes effective.

Dissenters' Rights of Appraisal

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Share Increase Amendment, and we will not independently provide our stockholders with any such right.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 40,000,000 TO 60,000,000.

FUEL TECH, INC. | PROXY STATEMENT  29

AGENDA ITEM NO. 3 APPROVAL OF THE 2023 FUEL TECH, INC. INCENTIVE PLAN

On March 25, 2024, our Board adopted, subject to stockholder approval, the Fuel Tech, Inc. 2024 Incentive Plan (the 2024 Plan). The 2024 Plan is intended to replace our 2014 Incentive Plan (the 2014 Plan), which will, by its terms, expire in May 2024. Upon stockholder approval of the 2024 Plan, the 2024 Plan will become effective and will supersede and replace in its entirety the 2014 Plan, and no further awards will be granted under the 2014 Plan; however, the terms and conditions of the 2014 Plan will continue to govern any pre-existing outstanding awards. If the 2024 Plan is not approved by our stockholders, we would not have an equity incentive plan in place under which equity awards can be granted to existing employees, directors, advisors or consultants. We believe that our stock-based compensation programs have been integral to our success in the past and are critical to our ability to succeed in the future. The inability to make competitive equity awards to attract and retain talented employees in a highly competitive market could have an adverse impact on our business. Further, if the 2024 Plan is not approved, we could be forced to increase cash compensation, which will reduce the resources we have allocated to meeting our business needs and objectives. Therefore, in our view the approval of the 2024 Plan is vital to our future success.

Employees and consultants of the Company, as well as members of our Board, are eligible to receive awards under the 2024 Plan. The 2024 Plan provides for the grant of stock options, including incentive stock options (ISOs) and nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance bonus awards, performance stock units, other stock or cash-based awards, and dividend equivalents to eligible individuals.

The Board approved a share reserve under the 2024 Plan equal to 2,600,000 shares of our common stock. In addition, as described below, if an award under the 2024 Plan or, after the effective date of the 2024 Plan, the 2014 Plan lapses, expires, settles for cash (in whole or in part), or otherwise terminates without issuance of shares, such unused shares subject to the award at such time will be available for future grants under the 2024 Plan. However, the following categories of shares will not be added back to the shares available for issuance under the 2024 Plan: (i) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (ii) shares tendered by a participant or withheld to satisfy any tax withholding obligation with respect to an award; and (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise.

In designing the 2024 Plan, we sought to implement current compensation and governance best practices to ensure the 2024 Plan furthers our compensation plan objectives and supports long-term stockholder interests.

Approval of the 2024 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the Code), relating to ISOs.

Background on Share Request

In its determination to approve the 2024 Plan, our Board reviewed our historical share usage, certain burn rate metrics, the anticipated costs of the 2024 Plan and other considerations outlined below. Specifically, our Board considered the following:

●

In determining the reasonableness of the 2024 Plan share reserve, our Board considered our historic burn rate, described below under Key Equity Metrics. The 2,600,000 new shares represent 8.6% of common shares outstanding as of April 8, 2024 which our Board believes is a reasonable request under the 2024 Plan.

●

We expect the share authorization under the 2024 Plan to provide us with enough shares for awards for approximately five years, assuming we continue to grant awards consistent with our current practices and historical usage. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2024 Plan could last for a shorter or longer period. Accordingly, the Board carefully balanced the request for additional equity to hire and retain talent to drive our share strategy and the need to return to our stockholders for approval of more shares in a short period of time.

●

If stockholders do not approve the 2024 Plan at the Annual Meeting, we may be unable to continue granting equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

FUEL TECH, INC. | PROXY STATEMENT  30

We believe that the adoption of the 2024 Plan is essential to our success. Equity awards are intended to incentivize, retain, and motivate participants and align the interests of our directors, employees and consultants with those of our stockholders. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the best talent in a crucial period of growth for the Company. Considering the factors described above, our Board has determined that the size of the share reserve under the 2024 Plan is reasonable and appropriate at this time. The proposed 2024 Plan includes several features that we believe are consistent with protecting the interests of our stockholders and sound corporate governance practices, as described below.

Key Features of the 2024 Plan

●	Minimum vesting period: Under the 2024 Plan, all equity awards are subject to a one year minimum vesting requirement.

●

No liberal share counting. The 2024 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements with respect to stock options or stock awards.

●

No repricing of awards without stockholder approval. Under the 2024 Plan, awards may not be repriced without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award.

●

No evergreen feature; stockholder approval required for share reserve increases. The 2024 Plan does not provide for an annual increase in the share reserve, and the 2024 Plan may not be amended to increase the share reserve without stockholder approval.

●	No discounted options or SARs. All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

●

No payment of dividends on unvested performance awards. Under the 2024 Plan, no dividends or dividend equivalents in respect of shares underlying an unvested performance-based award may be paid until the award vests and no dividend or dividend equivalents may be paid on outstanding stock options or SARs.

●	All awards are subject to recovery. All awards granted under the 2024 Plan are subject to our compensation recovery policy.

●	Independent plan administration. The Compensation Committee, consisting of independent members of our board of directors, is charged with the administration of the 2024 Plan.

●	No accelerated vesting. The 2024 Plan does not have automatic accelerated vesting provisions for awards in connection with a change in control.

Key Equity Metrics

●

Overhang. “Overhang” is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by (iii) the number of shares of common stock outstanding. On April 8, 2024, the Company had an aggregate of 30,385,297 shares of common stock outstanding and a total of 1,106,450 shares of common stock reserved for issuance and available for future grants under the 2014 Plan which will cease to be available for issuance in May, 2024. As of April 8, 2024, there were 270,500 stock options outstanding with a weighted average exercise price of $3.09, and 1,301,448 RSUs deemed outstanding under the 2014 Plan, 734,648 of which were subject solely to time-based vesting conditions, and 566,800 of which represent potential RSU awards that will only be issued, if at all, upon achievement of performance-based conditions.

Accordingly, our overhang as of April 8, 2024 was 8.8%. If the 2024 Plan is approved, then our overhang on June 6, 2024 would be approximately 13.7%.

FUEL TECH, INC. | PROXY STATEMENT  31

●

Burn Rate. “Burn Rate” measures how quickly we use shares and is calculated by dividing (a) the number of shares subject to equity awards granted during the applicable fiscal year (excluding performance-based vesting RSUs granted in the applicable fiscal year, but including performance-based vesting RSUs that are earned during the applicable year) by (b) the weighted average number of shares of our common stock outstanding during the applicable fiscal year. The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in setting the number of shares available for issuance under the 2024 Plan:

Fiscal Year	Stock Options	Time-Based RSUs Granted	Performance-Based RSUs Granted	Actual Performance Based RSUs Earned	Total Granted (1)	Weighted Average # of Shares	Burn Rate
2021	—	—	—	—	—	29,585,000	0.00%
2022	—	—	—	—	807,048	30,289,000	2.70%
2023	—	100,000	1,133,600	—	100,000	30,348,000	0.03%

Average Three-Year Burn Rate (2021-2023): 1.7%

(1)    Total number of shares granted in a particular fiscal year includes all stock options and time-vesting RSUs granted during such fiscal year, and performance-vesting RSUs for which the performance criteria was certified as attained and earned during such fiscal year.

Summary of 2024 Plan

A summary of the principal provisions of the 2024 Plan is set forth below. The summary is qualified by reference to the full text of the 2024 Plan, which is attached as Appendix A to this Proxy Statement.

Administration

The Compensation Committee is charged with the general administration of the 2024 Plan. The 2024 Plan provides that, subject to certain limitations, the Compensation Committee may from time to time delegate its authority to grant awards to a committee consisting of one or more members of our Board or the Compensation Committee or one or more of our officers. Subject to the terms and conditions of the 2024 Plan, the administrator will have the authority to select the persons to whom awards are to be made; to determine the type of awards to be granted, the number of shares to be subject to awards and the terms and conditions of awards; to determine when awards can be settled in cash, shares, or other property or whether an award may be cancelled, forfeited or surrendered; to accelerate vesting or lapse restrictions; and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2024 Plan. The administrator will also be authorized to adopt, amend or repeal rules relating to the administration of the 2024 Plan.

Eligibility

Persons eligible to participate in the 2024 Plan include all members of the Board, employees of the Company and its subsidiaries, and consultants of the Company and its subsidiaries, in each case, as determined by the administrator of the 2024 Plan. Only employees may be granted ISOs under the 2024 Plan.

Shares Available and Limitations on Awards

If our stockholders approve the 2024 Plan, the number of shares available for issuance under the 2024 Plan will be equal to 2,600,000 shares of our common stock. The maximum number of shares that may be issued under the 2024 Plan upon the exercise of ISOs is 2,600,000.

Under the terms of the 2024 Plan, the fixed number of shares of our common stock with respect to which awards may be granted is 2,600,000. This limit may be increased by the number of shares subject to awards under the 2024 Plan or 2014 Plan that are forfeited, expire or otherwise terminate without issuance of shares, settled for cash (in whole or in part) or otherwise do not result in the issuance of all or a portion of the shares subject to such Award. The following types of shares will not be added back to the shares available for issuance under the 2024 Plan: (i) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (ii) shares tendered by a participant or withheld to satisfy any tax withholding obligation with respect to an award; and (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise.

Shares subject to awards under the 2024 Plan may consist of unissued shares, treasury shares or shares purchased in the open market or otherwise.

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In the event of a stock split, stock dividend or other change in our capitalization or an extraordinary corporate transaction, our Compensation Committee will make equitable adjustments to reflect such change or transaction in (1) the aggregate number and kind of shares reserved for issuance of awards under the 2024 Plan (including specific limits applicable to certain types of awards and the limits on awards to any participant in any specific period) and (2) the awards outstanding under the 2024 Plan.

The maximum number of shares that can be the subject of awards to our non-employee directors in the form of options or stock appreciation rights granted in any single calendar year may not exceed 500,000 and the maximum number of shares that can be the subject of awards to our non-employee directors in the form of restricted stock, restricted stock units or other awards under the plan in any single calendar year may not exceed 500,000.

As of April 8, 2024, the closing price of a share of our common stock on Nasdaq was $1.22.

Administration

The 2024 Plan is administered by our Compensation Committee. Subject to the terms of the 2024 Plan, our Compensation Committee has the sole authority to determine questions arising under, and to adopt rules for the administration of, the 2024 Plan.

Our Compensation Committee determines which of our officers and employees will receive awards. With regard to all plan participants, our Compensation Committee determines the time when awards are granted, the type of awards, the number of shares subject to awards and the other terms of such awards. Any director, officer or salaried employee of Fuel Tech or its affiliates is eligible for any type of award that can be granted under the 2024 Plan, subject to the share limitations described above. As of December 31, 2023, we had one employee and three non-employee directors.

Awards to Directors, Officers and Employees

The 2024 Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (in the form of equity or cash bonuses), dividend equivalents on full value awards and other awards (which may be based on whole or in part on the value of our common stock or other property).

Directors, salaried employees, and consultants of Fuel Tech and its commonly-controlled affiliates are eligible to participate in the 2024 Plan. On December 31, 2023, we had approximately 72 full-time salaried employees (including executive officers) who would have been eligible to participate in the 2024 Plan if it had been in effect as of that date. However, we expect we will only make award grants under the 2024 Plan to individual employee contributors and management and our non-employee directors. We currently do not expect to grant equity awards to consultants.

Types of Awards

Awards under the 2024 Plan can take a number of forms. In the past we have made grants in the form of options and, more recently, restricted stock units. We currently intend to continue to make grants in the form of options and restricted stock units, but this may change in the future.

Options. We may grant non-statutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the 2024 Plan. Non-statutory stock options may be granted to any eligible participant. Incentive stock options may only be granted to our salaried employees or salaried employees of our subsidiaries or, if we have a parent corporation in the future, salaried employees of our parent. Our Compensation Committee will determine the vesting schedule and number of shares covered by each stock option granted to a participant. We may grant stock options with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The stock option exercise price is determined at grant and must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of our total outstanding shares). The term of a stock option shall not exceed ten years from the date of grant. Dividend equivalent rights may not be granted on stock options awarded under the 2024 Plan.

Stock Appreciation Rights. We may grant stock appreciation rights under the 2024 Plan. Stock appreciation rights may be subject to time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Stock appreciation rights may be awarded in combination with stock options, and such awards shall provide that the stock appreciation rights will not be exercisable unless the related stock options or stock grants are forfeited. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the participant will receive payment from us in an amount determined by multiplying (a) the excess of (1) the fair market value of a share on the date of exercise over (2) the exercise price times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares, or any combination of both, as determined by our Compensation Committee at the time of grant. Dividend equivalent rights may not be granted on stock appreciation rights awarded under the 2024 Plan.

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Restricted Stock. We may award stock, subject to vesting conditions, under the 2024 Plan. Participants may be required to pay cash or other legal consideration to us at the time of a stock grant, but the 2024 Plan does not establish a minimum purchase price for shares awarded as stock grants. We may award stock grants with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. When the stock grant award conditions are satisfied, then the participant will be vested in the shares and will have complete ownership of the shares. Dividends paid on unvested stock grants subject to time or performance-based vesting requirements will be subject to forfeiture if the related time or performance-based vesting condition is not satisfied.

Restricted Stock Units. We may award restricted stock units under the 2024 Plan. Participants are not required to pay any consideration to us at the time of grant of a restricted stock unit. We may grant restricted stock units with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. We may provide for dividend equivalents on restricted stock units awarded under the 2024 Plan based on the amount of dividends paid on outstanding shares of our common stock. However, any dividend equivalent rights granted in connection with an award of restricted stock units subject to time or performance-based vesting requirements, will be subject to the same time performance-based vesting requirements as the restricted stock units to which they relate. When the participant satisfies the conditions of the restricted stock unit award, the Company may settle the award (including any related dividend equivalent rights) in shares, cash or any combination of both, as set forth in the underlying award agreement.

Other Awards. We may also grant other awards valued and paid in whole or in part on the basis of the value of the shares of our common stock or other property.

Prohibition on Repricing

Except in connection with a corporate transaction involving Fuel Tech, the terms of outstanding awards may not be amended without the approval of our stockholders to (i) reduce the exercise price per share of outstanding options or SARs or (ii) cancel outstanding options or SARs in exchange for cash or other awards or (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market or any other established securities exchange or national market system on which our Common Stock is listed.

Awards Subject to Compensation Recovery Policy; Minimum Vesting Period

All awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant) granted under the 2024 Plan will be subject to our compensation recovery policy.

In addition, awards covering 95% of all Shares available for distribution under the 2024 Plan must have a minimum vesting period of one year measured from the date of grant. The minimum vesting requirement does not impact our ability to grant awards that contain rights to accelerated vesting on a termination of employment or service, and does not affect any rights to accelerated vesting in connection with a Change in Control.

Adjustment Upon Certain Events

The Committee has broad discretion to take action under the 2024 Plan, as well as to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions.

Adjustment Upon Change of Control

With respect to change of control event, the Committee is generally authorized to take any of the actions described below if the Committee determines such action is necessary to: (i) prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (or with respect to any Award granted or issued under the Plan), (ii) facilitate such change of control, or (ii) give effect to changes in law or accounting principles.

●	full or partial vesting of some or all of the outstanding awards immediately prior to the change in control transaction;

FUEL TECH, INC. | PROXY STATEMENT 34

●

cancellation of some or all of the outstanding awards (vested or not) in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction;

●	assumption of existing awards or the issuance of substitute awards in exchange for some or all of the outstanding awards;

●

full vesting of outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change in control transaction or such awards will terminate; or

●	continuing the outstanding awards on their same terms.

We are not required to treat all award recipients or awards granted to any individual award recipient in the same manner.

A change in control generally is defined as:

●

an acquisition by any person as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 of beneficial ownership of 50% or more of our then outstanding common stock or voting power;

●	a sale, transfer or other disposition of all or substantially all of our assets;

●	the date ten days prior to our liquidation or dissolution;

●	a merger, consolidation, statutory share exchange or similar corporate transaction, unless our stockholders continue to hold, directly or indirectly, more than 50% of our voting power; or

●	incumbent directors shall cease for any reason to constitute a majority of our board of directors.

Notwithstanding the foregoing, in the event of a change in control in which awards are not assumed, continued or substituted by the successor entity or parent thereof, as of the effective time of such change in control the 2024 Plan and all outstanding awards thereunder will terminate and, subject to the applicable award agreements, any time-based awards will fully vest and become exercisable and any performance-based awards may become vested and exercisable in the Committee’s discretion.

Transferability, and Participant Payments

Awards granted under the 2024 Plan generally may not be transferred while any vesting or restriction period is in place, except in the event of the participant’s death. During a participant’s lifetime, an award may only be exercised by the participant or, in some cases, by the participant’s guardian or legal representative. In certain instances, our Compensation Committee may permit transfers of awards to family members of a participant. With respect to options granted under the 2024 Plan, an option holder may pay the exercise price with cash or, to the extent permitted by our Compensation Committee, through a broker-assisted cashless exercise procedure, reduction of shares deliverable under the award or through another legal form of payment.

Plan Amendment and Termination

Our Board may, at any time, modify or amend the 2024 Plan, except that no amendment may impair the rights of the participants as they relate to outstanding awards unless such amendment is made to comply with applicable law, stock exchange rules or accounting rules. In addition, stockholder approval is required for any material amendment, including any amendment that permits re-pricing any options or stock appreciation rights. Stockholder approval is also required for any amendment to the extent required at the time under securities laws, tax laws or the rules of the exchange on which our stock is traded. Currently, this limitation would apply to any amendment that (1) increases the maximum number of shares that may be issued under the 2024 Plan, (2) extends the period during which options may be granted beyond the time originally prescribed, or (3) changes the persons eligible to participate in the 2024 Plan.

FUEL TECH, INC. | PROXY STATEMENT  35

The 2024 Plan will terminate on June 6, 2034, but such termination will not affect awards previously granted under the 2024 Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2024 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

●

Nonqualified Stock Options. If a participant is granted an NSO under the 2024 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

●

Incentive Stock Options. A participant should not recognize taxable income upon grant or exercise of an ISO. However, the excess of the fair market value of the shares of our common stock received upon exercise over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or if less, the amount realized in the disposition over the exercise price), with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

●

Other Awards. The current federal income tax consequences of other awards authorized under the 2024 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election, in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); and restricted stock units, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

●

Limitation on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

●

Section 409A of the Code. Certain types of awards under the 2024 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2024 Plan and awards granted under the 2024 Plan are generally intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

FUEL TECH, INC. | PROXY STATEMENT  36

New Plan Benefits

Other than with respect to annual grants of RSUs to our non-employee directors that we anticipate will be made on the date of the Annual Meeting (reflected in the table below), all future awards under the 2024 Plan (assuming it is approved by stockholders) are subject to the discretion of the Committee and are not currently determinable, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the 2024 Plan.

Name and Position	Dollar Value ($)	Number of Options (#)	Number of RSUs (#)
Named Executive Officers
Vincent J. Arnone, Chief Executive Officer and Director	—	—	—
Ellen T. Albrecht, Chief Financial Officer	—	—	—
William E. Cummings, Jr., Senior Vice President, Sales	—	—	—
All current executive officers as a group	—	—	—
All current directors who are not executive officers as a group	—	—	45,000	(1)
All employees who are not executive officers as a group	—	—	—

(1)

Consistent with past periods, it is anticipated that each non-employee director serving on our Board on the date of our Annual Meeting will be awarded 15,000 RSUs, although such determination will ultimately be made by the Compensation Committee on the date of our Annual Meeting. The dollar value of the RSUs and options to be granted to non-employee directors is not included in the table above because the value of their equity awards will depend on the per share closing price of our common stock on the date of the Annual Meeting.

To be approved, the votes cast FOR this proposal must exceed the votes cast AGAINST this proposal. Only FOR and AGAINST votes will affect the outcome of the vote on this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

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AGENDA ITEM NO. 4 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 3, 2023, the Audit Committee approved the appointment of RSM US LLP (RSM) as Fuel Tech’s independent registered accounting firm for the year ending December 31, 2023. We are asking you to ratify that appointment. RSM has served in this capacity since its July 2010 appointment and has become knowledgeable about Fuel Tech’s operations and accounting practices and is well qualified to act in the capacity of independent registered accountants. In making the appointment, the Audit Committee reviewed RSM’s performance along with its reputation for integrity, overall competence in accounting and auditing and independence.

Audit Fees

Fees for professional services provided by RSM in each of the last two fiscal years by category were:

	2023($)	2022($)
Audit Fees	335,897	327,195
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	335,897	327,195

Pre-Approval Policies and Procedures

Fuel Tech’s policy and procedure is that each engagement for an audit or non-audit service is approved in advance by the Audit Committee.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

FUEL TECH, INC. | PROXY STATEMENT  38

Report of the Audit Committee

Management is primarily responsible for Fuel Tech’s internal controls and financial reporting. RSM US LLP (RSM), Fuel Tech’s independent auditors, are responsible for performing independent audits of Fuel Tech’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board. These audits serve as the basis for RSM’s opinions included in annual reports to stockholders as to whether the financial statements fairly present, in all material respects, Fuel Tech’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles is fairly stated in all material respects. The Audit Committee (Committee) is responsible for the review and oversight of these processes.

Management has represented that Fuel Tech’s 2023 financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed with both management and RSM the 2023 financial statements and RSM’s report on financial reporting. The Committee has also discussed with RSM the matters required to be discussed by the Public Company Accounting Oversight Board; Audit Standard No. 16.

The Committee has received the written disclosures and correspondence from RSM required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has represented that RSM is independent from Fuel Tech. The Committee has discussed with RSM their independence and concluded that the provision of the services described above under the caption “Audit Fees” is compatible with maintaining their independence.

The Committee reviewed its charter on February 29, 2024 and, based on such review, determined that no amendments to the charter were necessary.

Based on the representations, reviews and discussions referred to above, the Committee recommended to the Board that Fuel Tech’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the Securities and Exchange Commission.

By the Audit Committee:

Dennis L. Zeitler, Chairman

Douglas G. Bailey and Sharon L. Jones

FUEL TECH, INC. | PROXY STATEMENT 39

AGENDA ITEM NO. 5 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, stockholders have the opportunity to cast an advisory vote (commonly referred to as the “say on pay” vote) on Fuel Tech’s executive compensation program for its NEOs. Although this advisory vote is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for Fuel Tech’s NEOs.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that the primary elements of Fuel Tech’s executive compensation programs for Fuel Tech’s NEOs are based on accountability and a pay-for-performance structure, are well-aligned with the long-term interests of Fuel Tech’s stockholders, and are designed to attract, motivate, and retain NEOs who are critical to the success of Fuel Tech. Some of the features of Fuel Tech’s executive compensation programs that illustrate Fuel Tech’s philosophy are:

●

By design, two of the three primary elements of each NEO’s overall compensation package are at-risk and are subject to Fuel Tech’s performance. As explained in detail in the Summary of NEO Compensation portion of the Compensation Discussion and Analysis section, in fiscal 2023, NEO incentive compensation, whether short-term or long-term, was determined based on Fuel Tech’s financial, operational or sales performance, or a combination of those factors. When performance metrics were not satisfied, no compensation was paid.

●

Base salary and base salary increase decisions for Fuel Tech’s NEOs are typically in keeping with market pay data for comparable executive positions in companies. Exceptional increases are limited to promotions or situations where the executive’s job performance is strong and his or her base salary is significantly under the market median.

●

Both in design and application, the formal cash-based short-term incentive programs applicable to each of Fuel Tech’s NEOs, whether the CIP, the COP or the APC or FUEL CHEM Officer Commission Plans, is a pay-for-performance program. For example, because Fuel Tech failed to achieve the minimum amount of operating income required for a payout under the CIP in 2023, no bonus pool was funded for the NEOs covered by that plan. Similarly, because Fuel Tech failed to achieve the objective related to its water treatment initiative under the COP in 2023, no funding was made into the bonus pool of that plan for the water treatment initiative.

●

Our stock option awards and RSU grant awards feature graduated vesting over a multiple year period. For RSUs, the number of years in the vesting period can vary depending on the type of RSU grant involved.

●	Our average “burn-rate” for equity awards during the past three years has averaged 1.7% of our weighted average number of shares of Common Stock outstanding.

Stockholders are encouraged to read the full details of Fuel Tech’s executive compensation programs as described in the Compensation Discussion and Analysis, section and the accompanying compensation tables and related narrative disclosure to properly evaluate Fuel Tech’s approach to compensating Fuel Tech’s executives.

For the reasons provided above, Fuel Tech recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory non-binding basis, the compensation of Fuel Tech’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative disclosure in this proxy statement.

The Board of Directors recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation of Fuel Tech’s named executive officers.

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AGENDA ITEM NO. 6 TO APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 2 OR PROPOSAL 3

The Board believes that if the number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting is insufficient to approve Proposal 2 (the amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock) or Proposal 3 (our 2024 Incentive Award Plan), it is in the best interests of the stockholders to enable Fuel Tech to continue to seek to obtain a sufficient number of additional votes to approve Proposal 2 and/or Proposal 3.

In this Proposal 6, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 2 and/or Proposal 3.

To be approved, the votes cast FOR this proposal must exceed the votes cast AGAINST this proposal. Only FOR and AGAINST votes will affect the outcome of the vote on this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

The Board of Directors recommends that you vote FOR the approval of an adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve proposal 2 or proposal 3.

FUEL TECH, INC. | PROXY STATEMENT 41

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 for 2023 were timely filed.

Other Business

The Board of Directors knows of no other matters that may properly be, or are likely to be, brought before the Annual Meeting other than those described in this Proxy Statement.

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the annual meeting of stockholders to be held in the year 2025 must be received in writing addressed to the Board of Directors or the Secretary of Fuel Tech at 27601 Bella Vista Parkway, Warrenville, IL 60555 on or before December 10, 2024 and, if not received by such date, may be excluded from the proxy materials. Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations and our bylaws in order to be eligible for inclusion in the proxy materials for that meeting.

In addition, under our bylaws, if security holders intend to nominate directors or present proposals at the 2024 annual meeting other than through inclusion of such proposals in the proxy materials for that meeting, then Fuel Tech must receive notice of such nominations or proposals at 27601 Bella Vista Parkway, Warrenville, IL 60555 no earlier than February 7, 2025 and no later than March 9, 2025. Such notice must meet the informational and other requirements set forth in our bylaws in order to be presented at the 2025 annual meeting. If we do not receive notice by that date, then such proposals and nominees may not be presented at the 2025 annual meeting.

Communicating With the Board of Directors

Any stockholder desiring to send a communication to the Board of Directors, or any individual director, may forward such communication to the Secretary to the address provided above for stockholder proposals. Under procedures fixed from time to time by the independent directors, the Secretary will collect and organize all such communications and forward them to the Board or individual director. Fuel Tech generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Fuel Tech.

FUEL TECH, INC.

Bradley W. Johnson

Secretary

Fuel Tech, Inc.

April 15, 2024

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FUEL TECH, INC. | PROXY STATEMENT 43

FUEL TECH, INC. 2024 LONG-TERM INCENTIVE PLAN

1.         Purpose. The purpose of this Fuel Tech, Inc. 2024 Long-Term Incentive Plan is to further the interests of the Corporation and its stockholders by providing incentives (a) to attract and retain employees, consultants and directors who will contribute to the Corporation’s long-range success and (b) that align the interests of the Participants with those of the stockholders of the Corporation.

2.          Definitions. As used in this Plan:

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Corporation.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Share, a Restricted Stock Unit, a Performance Award (including a cash bonus) or an Other Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Corporation, be transmitted electronically to any Participant.

“Beneficial Owner” with respect to any date, has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficial Ownership” has a corresponding meaning.

“Board” means the Board of Directors of the Corporation.

“Cause” means:

(1)        With respect to any Employee or Consultant: (i) “Cause” as defined in any individual agreement between the Corporation or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Cause: (A) the failure by the Participant to perform such duties as are reasonably requested by the Corporation as documented in writing to the Participant, (B) the Participant’s disregard of his or her duties or failure to act, where such action would be in the ordinary course of the Participant’s duties, (C) the failure by the Participant to observe Corporation policies and/or policies of Affiliates of the Corporation generally applicable to employees of the Corporation and/or its Affiliates, (D) gross negligence or willful misconduct by the Participant in the performance of his or her duties, (E) the commission by the Participant of any act of fraud, theft, financial dishonesty or self-dealing with respect to the Corporation or any of its Affiliates, or any felony or criminal act involving moral turpitude, (F) any breach by the Participant of the provisions of any confidentiality, non-competition or non-solicitation agreement between the Participant and the Corporation or any Affiliate, or any other agreement or contract with the Corporation or any of its Affiliates, (G) chronic absenteeism, (H) alcohol or other substance abuse, or (I) the commission of any violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) by the Participant.

(2)        With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross incompetence, misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

(3)        A Participant’s termination of Continuous Service shall be deemed to have been for Cause if, after such termination of Continuous Service, facts and circumstances are discovered that would have justified a termination of Continuous Service for Cause.

“Change in Control” has the meaning set forth in Section 14.1.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations and other guidance promulgated thereunder.

“Committee” means a committee of two or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3.

“Consultant” means any natural person who is engaged by the Corporation or any Affiliate to perform bona fide services as an independent contractor (which may include a director of an Affiliate) and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Corporation’s securities.

“Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; provided that, if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee to a director of an Affiliate will not constitute an interruption of Continuous Service. For purposes of the Plan, no termination of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Corporation from an Affiliate or from the Corporation to an Affiliate, or from one Affiliate to another; provided, however, that unless the Committee specifies otherwise, whether before or after the grant date, a termination of Continuous Service shall occur if an Affiliate with respect to which a Participant is employed, or performing services, ceases to be an Affiliate and the Participant does not immediately thereafter become an Employee or Director of, or Consultant to, the Corporation or an Affiliate. A termination of Continuous Service shall not occur in the event of a leave of absence if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted or terminated in the case of any other leave of absence.

“Corporation” means Fuel-Tech, Inc. a Delaware corporation.

“Director” means a member of the Board.

“Disability” means (i) a permanent or long-term disability as defined in any individual agreement between the Corporation or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Disability: that a Participant is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the disability benefits plan(s) of the Corporation or an Affiliate, in each case, consistent with the requirements for a “disability” for purposes of Section 409A of the Code.

“Disqualifying Disposition” has the meaning set forth in Section 6.4(b).

“Dividend Equivalents” has the meaning set forth in Section 9.

“Effective Date” has the meaning set forth in Section 21.

“Employee” means any individual, including an Officer or Director, who is a salaried employee on the payroll of the Corporation or any of its Affiliates; provided that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Corporation, any Parent or any Subsidiary. Mere service as a Director or payment of a director’s fee by the Corporation or an Affiliate shall not be sufficient to constitute "employment" by the Corporation or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

“Fair Market Value” in reference to the Shares means: (a) if there is a regular public trading market for the Shares, the “Fair Market Value” of a Share shall mean, as of any given date, (i) the average of the high and low sales price of a Share on the composite transaction tape of the Nasdaq Stock Market (based on the regular business hours of the Nasdaq Stock Market, without regard to after-hours trading that may hereinafter be commenced on such exchange), on the most recent date for which such prices are available, or (ii) if the Shares are not listed on the Nasdaq Stock Market, the analogous closing price on any other established securities exchange or national market system on which the Shares are listed, or (b) if there is no regular public trading market for the Shares, the “Fair Market Value” of a Share shall be determined by the Committee in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder for purposes of Non-Qualified Stock Options, and Section 422(c)(1) of the Code and the regulations and guidance thereunder for purposes of Incentive Stock Options. Notwithstanding anything contained in the Plan to the contrary, all determinations of the Fair Market Value shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-employee Director” means a Director who is a “Non-Employee Director” within the meaning of Rule 16b-3.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

“Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Award to purchase Shares granted pursuant to Section 6.

“Other Award” has the meaning set forth in Section 12.

“Parent” means any “parent corporation” of the Corporation within the meaning of Section 424(e) of the Code.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Award” means any Award designated by the Committee as a Performance Award pursuant to Section 10.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during a Performance Period, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period based on the occurrence of any of the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains or losses; (i) a change in the Corporation’s fiscal year; or (j) any other event or circumstance the Committee deems appropriate.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

“Plan” means this Fuel Tech, Inc. 2024 Long-Term Incentive Plan, as amended from time to time.

“Plan Termination Date” has the meaning set forth in Section 21.

“Prior Plan” means the Fuel Tech, Inc. 2014 Long-Term Incentive Plan of the Corporation, as amended from time to time.

“Restricted Shares” means Shares which have certain restrictions attached to the ownership thereof, which may be issued under Section 8.

“Restricted Stock Unit” means a right granted pursuant to Section 9 to receive a payment equivalent in value to the Fair Market Value Per Share on the date of payment, which payment may be made in cash, stock or a combination thereof.

“Rule 16b-3” means such rule as promulgated by the Securities and Exchange Commission under the Exchange Act as now in force or as such regulation or successor regulation shall be hereafter amended.

“Securities Act” means the Securities Act of 1933, as amended and in effect from time to time, or any successor statute.

“Shares” mean shares of common stock, par value $0.01 per share, of the Corporation.

“Stock Appreciation Right” means a right granted pursuant to Section 7, the value of which is determined relative to the appreciation in value of Shares.

“Subsidiary” means any “subsidiary corporation” of the Corporation within the meaning of Section 424(f) of the Code.

“Substitute Awards” shall mean Awards granted or Shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or with which the Corporation combines.

“Ten-Percent Stockholder” means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Corporation, its Parents or its Subsidiaries.

3.         Administration.

3.1        Authority of Committee. The Plan shall be administered by the Committee or, at the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)        to construe and interpret the Plan and apply its provisions;

(b)        to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)        to authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;

(d)        to determine when Awards are to be granted under the Plan and the applicable grant date;

(e)        from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(f)         to determine the number of Shares or amount of cash to be made subject to each Award;

(g)        to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(h)        to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions (e.g., terms and conditions based on service, performance, a Change in Control, or retirement), and to specify the provisions of the Award Agreement relating to such grant;

(i)         to designate an Award (including a cash bonus) as a Performance Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(j)         to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award, subject to Section 20.1;

(k)        to determine the duration and purpose of leaves of absence which may be granted to Participants without constituting a termination of Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Corporation’s employment policies;

(l)         to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(m)       to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;

(n)        to the extent permitted by, or not in violation of, Section 409A of the Code, to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest;

(o)        to adjust the vesting schedule of any Award to reflect a change in a Participant’s status from/to a full-time Employee to/from a part-time Employee and/or a change in a Participant’s status from/to an Employee to/from a Consultant or Director; and

(p)        to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Subject to Section 20.1, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that, if the modification effects a repricing, stockholder approval shall be required before the repricing is effective. For clarification, without the approval of the Corporation’s stockholders, other than pursuant to Section 13.1, the Committee shall not (i) reduce the exercise price of any Option or Stock Appreciation Right after the date of grant, (ii) cancel any Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value Per Share in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market or any other established securities exchange or national market system on which the Shares are listed.

3.2        Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons.

3.3        Committee Composition and Procedures. Except as otherwise determined by the Board for purposes of complying with the exemption requirements of Rule 16b-3, the Plan shall be administered by the Compensation Committee of the Board. If the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, if necessary, the Committee shall be a subcommittee of the Compensation Committee of the Board that at all times consists solely of two or more Non-employee Directors. Unless otherwise provided in the charter governing the Committee, the Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4        Delegation. To the extent not inconsistent with applicable law, or the rules and regulations of the Nasdaq Stock Market or any other established securities exchange or national market system on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Corporation any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more Officers to do one or more of the following with respect to Employees who are not Directors or Officers of the Corporation: (A) designate Employees to be recipients of Awards; (B) determine the number of Shares subject to such Awards to be received by such Employees; and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such Officer(s) must specify the total number of Shares subject to Awards that such Officer(s) may so award and (y) the Committee may not authorize any Officer to designate himself or herself as the recipient of an Award.

3.5        Section 16. It is the intent of the Corporation that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 3.5, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

3.6        Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, all Awards granted under the Plan shall have a minimum vesting period of one year measured from the date of grant; provided, however, that up to 5% of the Shares available for distribution under the Plan may be granted without such minimum vesting requirement. Nothing in this Section 5(b) shall limit the Company’s ability to grant Awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a Change in Control, as provided in Section 14.

4.         Eligibility and Awards. The Committee shall determine which persons shall be Participants, the types of Awards to be granted to Participants and the terms, conditions and limitations applicable to the Awards. Incentive Stock Options may be granted only to Employees of the Corporation, any Parent or any Subsidiary, whether now or hereafter existing. Awards other than Incentive Stock Options may be granted to any Employees, Consultants and Directors.

5.         Shares Subject to This Plan; Award Limits.

5.1        Number of Shares. Subject to adjustment as provided in Section 13.1, a total of 2,600,000 Shares shall be authorized for Awards granted under the Plan less one (1) Share for every one (1) Share granted under the Prior Plan after December 31, 2023 and prior to the effective date of the Plan. After the effective date of the Plan (as provided in Section 21), no awards may be granted under the Prior Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market or otherwise. The maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is 2,600,000.

5.2        If (a) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan or (b) after December 31, 2023 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right), then in each such case the Shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis.

5.3        Notwithstanding anything in the Plan to the contrary, the following Shares shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under the Prior Plan; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or any Prior Plan Award; and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right or stock appreciation right granted under the Prior Plan on exercise.

5.4        Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in Sections 5.2 and 5.3 above. Additionally, in the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Sections 5.2 and 5.3 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

6.         Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the express provisions of the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time (in such a case, the Incentive Stock Option shall be treated as a Non-Qualified Stock Option) or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1        Except in the case of Substitute Awards or in connection with an adjustment provided in Section 13, the exercise price per Share for all Options shall be not less than one hundred per cent (100%) of the Fair Market Value of a Share on the date the Option is granted (one hundred ten percent (110%) in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

6.2        Award Agreements for Options shall specify when an Option may be exercisable. The exercise price shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (i) through a “cashless” exercise program established with a broker; (ii) by reduction in the number of Shares otherwise deliverable upon exercise of such Option with an aggregate Fair Market Value equal to the aggregate exercise price at the time of exercise; (iii) any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Award Agreement, the exercise price of Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Corporation of other Shares acquired, directly or indirectly from the Corporation, shall be paid only by Shares that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., the Shares are listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Corporation, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.3        Termination of Options.

(a)        General. Unless the Committee determines that a shorter term shall apply and such shorter term is set forth in the Award Agreement evidencing such Option, an Option shall terminate and shall no longer be exercisable ten (10) years from the date on which such Option is granted (or five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

(b)        Death or Disability. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service as a result of the Participant’s death or Disability, any Option held by such Participant may thereafter be exercised by the Participant (or his or her beneficiary designated in accordance with Section 22.10 or estate), to the extent it was exercisable at the time of termination, until the earlier of (1) twelve (12) months from the date of such termination of Continuous Service or (2) the expiration of the stated term of such Option. If, after any such termination, the Option is not exercised in full within the time specified herein or in the Award Agreement, the Option shall terminate.

(c)        Termination for Cause. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service by the Corporation or an Affiliate for Cause, any Option held by such Participant, whether or not vested, shall terminate and shall no longer be exercisable as of the date of such termination of Continuous Service.

(d)        Other Termination of Continuous Service. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, until the earlier of (1) three (3) months from the date of such termination of Continuous Service or (2) the expiration of the stated term of such Option; provided, however, that if the Participant shall die during such three (3) month period, the time of termination of the unexercised portion of the Option shall be the earlier of one (1) year from the date of death and the expiration of the stated term of such Option. If, after any such termination, the Option is not exercised in full within the time specified herein or in the Award Agreement, the Option shall terminate.

(e)        Unauthorized Transfer of Option. Except to the extent permitted by Section 22.2, an Option shall terminate and shall no longer be exercisable on the date on which such Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant.

(f)         Unvested Options. Unless otherwise determined by the Committee or as set forth in any applicable Award Agreement, and notwithstanding any provision in this Section 6.3 to the contrary, any Option that is unvested as of the date of a Participant’s termination of Continuous Service shall terminate and shall be forfeited as of the date of such termination of Continuous Service.

(g)        Extension of Termination Date. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Employees or Directors due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement; provided that, such extension does not result in an extension of the exercise period of the Option for purposes of Treasury Regulation Section 1.409A-1(b)(5)(C)(1) or other guidance pertaining to the extension of a stock right promulgated under Section 409A of the Code. For clarification, an extension of the exercise period of an Option pursuant to this Section 6.3(g) may cause an Incentive Stock Option to cease to qualify as an Incentive Stock Option.

6.4        Incentive Stock Options.

(a)        To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan (and any other plans of the Corporation and its Affiliates) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, the Incentive Stock Options or portions thereof which exceed such limit shall be treated as Non-Qualified Stock Options so that such aggregate Fair Market Value of Shares subject to the Incentive Stock Options does not exceed $100,000. For purposes of the foregoing sentence, Incentive Stock Options shall be treated as Non-Qualified Stock Options according to the order in which they were granted such that the most recently granted Incentive Stock Options are first treated as Non-Qualified Stock Options.

(b)        Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two (2) years from the grant date of such Incentive Stock Option or within one (1) year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Corporation in writing as to the occurrence of the disposition and the price realized upon the disposition of such Shares.

7.         Stock Appreciation Rights. Stock Appreciation Rights may be granted under this Plan from time to time. If Stock Appreciation Rights are granted, they shall be upon the following terms and conditions, and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

7.1        A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of, an Option or any other Award under this Plan. A Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option may be granted at the time of grant of the related Option or at any time thereafter during the term of the Option. Any Stock Appreciation Right granted in tandem with an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.2        Award Agreements for Stock Appreciation Rights shall conform to the requirements of this Plan and may contain such other provisions (including but not limited to, the permitted form of payment for the exercise of the Stock Appreciation Right, the requirement of employment for designated periods of time prior to exercise, and the ability of the Committee to revoke Stock Appreciation Rights which are granted in tandem with Options without compensation to the Participant) as the Committee shall deem advisable. Except in the case of Substitute Awards or in connection with an adjustment provided in Section 13, the exercise price of a Stock Appreciation Right not granted in tandem with a Non-Qualified Stock Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value Per Share on the grant date of such Stock Appreciation Right.

7.3        Stock Appreciation Rights granted in tandem with Options shall be subject to the following:

(a)        Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable; provided that, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Employees or Directors due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement; provided that, such extension does not result in an extension of the exercise period of the Stock Appreciation Right for purposes of Treasury Regulation Section 1.409A-1(b)(5)(C)(1) or other guidance pertaining to the extension of a stock right promulgated under Section 409A of the Code.

(b)        Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive a number of Shares equal in aggregate value to the amount by which the Fair Market Value of a Share on the date of such exercise shall exceed the exercise price per Share of the related Option, multiplied by the number of Shares in respect of which the Stock Appreciation Rights shall have been exercised.

(c)        All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, at the discretion of the Committee, be settled by the payment of cash equal to the aggregate Fair Market Value of the Shares (or a fraction of a Share) that would otherwise be delivered under Section 7.3(b).

(d)        Upon exercise of Stock Appreciation Rights, the unexercised related Options of the Participant shall automatically terminate.

(e)        Stock Appreciation Rights granted in tandem with Options shall automatically terminate upon the exercise of such Options.

8.         Restricted Shares. Awards of Restricted Shares may be granted under this Plan from time to time. If Awards of Restricted Shares are granted, they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

8.1        Restricted Shares are Shares which are subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include restrictions upon the sale, assignment, transfer or other disposition of the Restricted Shares and the requirement of forfeiture of the Restricted Shares upon termination of Continuous Service under certain specified conditions. The Committee may condition the lapsing of restrictions on part or all of an Award of Restricted Shares upon the attainment of specific Performance Goals or such other factors as the Committee may determine. Awards of Restricted Shares may be granted for no cash consideration or for such minimum consideration as may be required by applicable law.

8.2        Award Agreements for Restricted Shares shall conform to the requirements of this Plan and may contain such other terms and conditions (including but not limited to, a description of a period during which the Participant may not transfer the Restricted Shares and limits on encumbering the Restricted Shares during such period) as the Committee in its discretion shall deem desirable.

8.3        Any Restricted Shares issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. If the Committee determines that Restricted Share certificates shall be held by the Corporation or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Corporation (a) an escrow agreement satisfactory to the Committee, if applicable, and (b) the appropriate blank stock power with respect to the Restricted Shares covered by such agreement. If a Participant fails to execute an Award Agreement evidencing an Award of Restricted Shares and, if applicable, an escrow agreement and stock power, the Award shall be null and void.

8.4        Except as otherwise provided in this Plan or in the Award Agreement, the Participant shall have, with respect to Awards of Restricted Shares, all of the rights of a stockholder of the Corporation, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends on such Restricted Shares; provided, however, that unless otherwise determined by the Committee, (a) the payment of cash dividends shall be deferred until the underlying Restricted Shares vest and, (b) in the event the underlying Restricted Shares are forfeited, such dividends will be forfeited at the time the underlying Restricted Shares are forfeited. Any reinvestment of deferred cash dividends shall be as determined by the Committee. Stock dividends issued with respect to Restricted Shares shall be Restricted Shares and shall be subject to the same terms, conditions and restrictions that apply to the Restricted Shares with respect to which such dividends are issued. Notwithstanding the provisions of this Section 8.4, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares that vest based on achievement of Performance Goals shall either (x) not be paid or credited or (b) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, stock or other property has been distributed, and shall be paid at the time such restrictions and risk of forfeiture lapse.

9.         Restricted Stock Units. Awards of Restricted Stock Units may be granted under this Plan from time to time. If Awards of Restricted Stock Units are granted, they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

9.1        A Restricted Stock Unit represents the right to receive a payment in cash, Shares or a combination thereof equivalent in value to the Fair Market Value Per Share on the date of payment of the Restricted Stock Unit. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Corporation will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited with an amount equal to the cash and stock dividends paid by the Corporation in respect of one Share (“Dividend Equivalents”) and, unless otherwise determined by the Committee, such Dividend Equivalents shall be deferred until the underlying Restricted Stock Units vest, and (b) in the event the underlying Restricted Stock Units are forfeited, such Dividend Equivalents will be forfeited at the time the underlying Restricted Stock Units are forfeited. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit. Notwithstanding the provisions of this Section 9.1, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit that vests based on achievement of Performance Goals shall either (x) not be paid or credited or (b) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash, stock or other property has been distributed, and shall be paid at the time such restrictions and risk of forfeiture lapse.

9.2        Award Agreements for Restricted Stock Units shall conform to the requirements of this Plan and may contain such other terms and conditions as the Committee in its discretion shall deem desirable.

10.        Performance Awards. The Committee shall have the authority, at the time of grant of any Award described in this Plan, to designate such Award as a Performance Award. In addition, the Committee shall have the authority to grant an Award of a cash bonus to any Participant and designate such Award as a Performance Award. If Performance Awards are granted, they shall be on the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable.

10.1      Payment of Performance Awards.

(a)        Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Corporation or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.

(b)        Limitation. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that the Performance Goals are achieved within the applicable Performance Period, as determined by the Committee.

11.        Non-employee Director Awards. With respect to each calendar year, the Board shall determine the amount, type and combination of Awards, if any, to be granted to each Non-employee Director, which may consist of any type other than Incentive Stock Options and/or any combination of Awards authorized under the Plan subject to the following limits: (a) the maximum number of Shares subject to Awards granted to any Non-employee Director during any single calendar year shall not exceed 500,000 with respect to Awards of Options and/or Stock Appreciation Rights, and (b) the maximum number of Shares subject to Awards granted to any Non-employee Director during any single calendar year shall not exceed 500,000 with respect to Awards of Restricted Shares, Restricted Stock Units and/or Other Awards; provided, however, that the limitations of this Section 11 shall be multiplied by two (2) with respect to Awards granted in the first year a person becomes a Director.

12.        Other Awards.

12.1      Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the express provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Directors to whom, and the time or times at which, such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Awards need not be the same with respect to each recipient.

12.2      Shares (including securities convertible into Shares) subject to Awards granted under this Section 12 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 12 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

13.        Adjustments Upon Changes in Capitalization.

13.1      In the event of changes in the outstanding Shares or in the capital structure of the Corporation by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of Shares subject to all Awards stated in Section 5 and the maximum number of Shares with respect to which any Non-employee Director may be granted Awards during any single calendar year stated in Section 11 will be equitably adjusted or substituted, as to the number, price and/or kind of a Share or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Awards and taking applicable tax and accounting treatment into account. In the case of adjustments made pursuant to this Section 13.1, unless the Committee specifically determines that such adjustment is in the best interests of the Corporation or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 13.1 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and, in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 13.1 will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 13.1 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

13.2      The existence of an Award under this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks, or loan notes ahead of or affecting the Shares or rights thereunder or convertible thereto, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

14.        Change in Control.

14.1      Definition of Change in Control. For purposes of the Plan, the term “Change in Control” means, subject to Section 14.2 below, the first to occur of the following events:

(a)        The acquisition by any person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding Shares, taking into account as outstanding for this purpose Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Corporation or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(b)        The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole, to any person that is not a Subsidiary of the Corporation;

(c)        The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(d)        The date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Corporation; or

(e)        The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Corporation (the “Parent Corporation”), is represented by the Outstanding Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Corporation Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Corporation (or the analogous governing body) (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

14.2      Excluded Transactions. Anything to the contrary herein notwithstanding, an event that falls within the definition of “Change in Control,” as set forth above, shall not be deemed to be a Change in Control for purposes of the payment or settlement of Awards constituting non-qualified deferred compensation under Section 409A of the Code unless such event constitutes a “change in the ownership of the Corporation,” a “change in the effective control of the Corporation,” or a “change in the ownership of a substantial portion of the Corporation’s assets” within the meaning of Section 409A of the Code (using the default definitions therein); and, in determining whether there has been a Change in Control, the provisions of Section 14.1 shall be applied and construed in a manner consistent with Section 409A of the Code, including, without limitation, the references to “persons acting as a group” as set forth in Treasury Regulation Section 1.409A-3(i)(5).

14.3      Effect of Change in Control.

(a)        In the event of a Change in Control, the Committee is authorized, to the extent determined by the Committee to be permitted under Section 409A of the Code, to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to:  (i) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (ii) to facilitate such transaction or event or (iii) give effect to such changes in Applicable Law or accounting principles:

(A)   provide that any outstanding Awards then held by Participants which are not exercisable or otherwise unvested or subject to lapse restrictions may, in whole or in part, automatically be deemed vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control;

(B)   cancel any Award in exchange for an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of, or realization of the Participant’s rights under, the portion of such Award (assuming that the entire Award was vested immediately prior to the Change in Control); provided that, if the amount that could have been obtained upon the exercise or settlement of or realization of the Participant’s rights under such Award (assuming that the entire Award was vested immediately prior to the Change in Control), in any case, is equal to or less than zero, then the Award may be terminated without payment;

(C)   provide for the assumption of existing Awards or the issuance of substitute awards that will preserve in no less favorable a manner the otherwise applicable terms of any outstanding Award previously granted hereunder, as determined by the Committee in its sole discretion; and/or

(D) provide that for a period of at least ten (10) business days prior to the Change in Control, any Options and/or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options and/or Stock Appreciation Rights shall terminate and be of no further force and effect.

For the avoidance of doubt, the Committee may treat individual Participants and Awards (or portions thereof) differently under this Section 14.3. For clarification, any actions taken to accelerate vesting pursuant to this Section 14.3 shall be contingent on the consummation of the transaction constituting a Change in Control.

(b)        In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Committee shall cause such Award to become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such Award to lapse and, to the extent unexercised upon the consummation of such transaction, to terminate in exchange for cash, rights or other property. The Committee shall notify the Participant of any Award that becomes exercisable pursuant to the preceding sentence that such Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the consummation of the Change in Control in accordance with the preceding sentence.

(c)       For the purposes of this Section 14.3, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

15.        Effect of the Plan on Right to Continued Employment or Service and Interest in Particular Property.

15.1      None of the existence of this Plan, any Awards granted pursuant hereto or any Award Agreement shall create any right to continued employment or service of any Participant by the Corporation or any of its Affiliates. No Participant shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation or in any particular Share or Shares that may be held by the Corporation (other than Restricted Shares held by a custodian) by virtue of any Award. A Participant may be granted additional Awards under this Plan under such circumstances and at such times as the Committee may determine; provided, however, that no participant shall be entitled to any Award in the absence of a specific grant by the Committee of an Award, notwithstanding the prior grant of an Award to such Participant. For purposes of clarification, Awards granted under the Plan shall not guarantee employment or any service relationship for the length of all, or any portion, of the vesting schedule of the underlying Awards.

15.2      This Plan shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or benefits to directors, officer, employees, consultant and agents of the Corporation and its Affiliates generally, or to any class or group of employees, including, without limitation, any retirement, pension, excess benefit, thrift, savings, profit-sharing, bonus or cash incentive, insurance, long-term disability, health care plans or other employee benefit plans. Any such arrangements may be authorized by the Corporation and payment thereunder made independently of this Plan. No income of a Participant attributable to this Plan shall be included in the Participant’s earnings for purposes of any benefit plan in which the Participant may be eligible to participate, unless specifically provided otherwise in such other plan.

16.        Withholding Taxes. The Corporation shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary, as determined by the Corporation in its sole discretion, to satisfy all obligations for the payment of such taxes. To the extent provided by the terms of an Award Agreement, and subject to the discretion of the Committee, the Participant may satisfy any foreign, federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Corporation’s right to withhold from any compensation paid to the Participant by the Corporation) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Corporation to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award; provided, however, that no Shares are withheld with a Fair Market Value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Corporation previously owned and unencumbered Shares that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); or (d) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.

17.        Deferrals. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

18.        Awards and Certificates; Stockholder Rights. Shares issued under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements to receive Shares pursuant to such Award.

19.        Securities Law Compliance; Legends. No Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel and (b) if required to do so by the Corporation, the Participant has executed and delivered to the Corporation a letter of investment intent in such form and containing such provisions as the Committee may require. The Corporation shall use commercially reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Corporation to register under the Securities Act, or register or qualify under the securities laws of any state or other jurisdiction, the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Corporation is unable to obtain from any such regulatory commission or agency the authority which counsel for the Corporation deems necessary for the lawful issuance and sale of Shares under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained. Certificates for such Shares (if any) may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

20.        Amendments.

20.1      Plan and Award Amendments. The Board may at any time prior to the Plan Termination Date modify, terminate, amend, or suspend the Plan and/or any Award Agreement granted thereunder in any respect; provided, however, that stockholder approval shall be obtained if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder, or with the rules and regulations of the Nasdaq Stock Market or any other established securities exchange or national market system on which the Shares are traded; provided further that, subject to the terms of Section 14, no amendment, modification, termination or suspension of the Plan and/or any Award Agreement shall in any manner materially adversely affect any Award theretofore granted under the Plan without the written consent of the Participant holding such Award, except that no such consent shall be required if the Committee determines in its sole discretion that such amendment, modification or termination is required or advisable in order for the Corporation, the Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, or over-the-counter market rule, or to meet the requirements of any intended accounting treatment under generally accepted accounting principles. Notwithstanding the foregoing, the Board may (but shall not be required to) amend the Plan and/or any Award Agreement without obtaining the consent of any Participant to the extent necessary (as determined by the Committee in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any Participant’s Award Agreement with respect to an Award or Shares underlying such Award. The Corporation and its Affiliates and their respective employees, officers and directors shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Corporation to so comply.

20.2      Award Amendments. Subject to the terms and conditions and within the limitations of this Plan (including Section 20.1 above), the Committee may amend, cancel, modify, or extend outstanding Awards granted under this Plan.

21.        Effective Date of Plan; Expiration of the Plan. The Plan shall become effective as June 6, 2024 (the “Effective Date”), subject to the approval of the Plan by the Corporation’s stockholders. The Plan shall terminate automatically on the tenth anniversary of the Effective Date (the “Plan Termination Date”), unless earlier terminated pursuant to Section 20. No Award shall be granted pursuant to the Plan after the Plan Termination Date or after an earlier termination of the Plan or during any suspension pursuant to Section 20, but Awards theretofore granted shall remain outstanding until they have vested, been exercised, or terminated or have expired by their respective terms.

22.        Miscellaneous Provisions.

22.1      Awards in Various Countries. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Corporation intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Corporation’s obligation with respect to tax equalization for Participants on assignments outside their home countries.

22.2      Transferability. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

22.3      Cancellation of Awards. Except as otherwise provided in this Plan (and in Section 6.3, in particular) or in applicable Award Agreements, the terms of which need not be uniform among Participants, if a Participant’s Continuous Service ceases (regardless of the reason therefor), all of such Participant’s unexercised Awards and Awards on which there are restrictions shall be immediately canceled.

22.4      Governing Law. This Plan, its administration and all Awards granted hereunder, the terms and provisions of any related Award Agreements, and the rights of all Participants shall be governed and interpreted in accordance with the laws of the state of Delaware, U.S.A.

22.5      Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation and/or any of its Affiliates.

22.6      Clawback. Notwithstanding any other provisions in this Plan, the Corporation may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Corporation policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay the Corporation previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant agrees to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Corporation in its discretion (including, without limitation, to comply with Applicable Laws).

22.7      Unfunded Plan. The Plan shall be unfunded. Neither the Corporation, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

22.8      Delivery. Upon exercise of a right granted under this Plan, the Corporation shall issue Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Corporation may otherwise have, for the purposes of this Plan, forty-five (45) days shall be considered a reasonable period of time.

22.9      Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts constituting “deferred compensation” pursuant to Section 409A of the Code that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six (6) month period following the Participant’s separation from service (or upon the Participant’s death, if earlier).

22.10    Beneficiary Designation. Each Participant under the Plan may from time-to-time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime.

22.11    Expenses. The costs of administering the Plan shall be paid by the Corporation.

22.12    Severability. If any provision of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. In the event of a conflict between any term or provision of the Plan and a term or provision of an Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.

22.13    Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

22.14    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

22.15    Dividend Equivalents. Dividend Equivalents shall not be awarded or payable with respect to any Option or Stock Appreciation Right.

FUEL TECH
Technologies to enable clean efficient energy

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by June 6, 2024 at 1:00 A.M., Eastern Time.

Online
Go to **www.envisionreports.com/FTEK** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and 6.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Vincent J. Arnone	☐	☐	02 - Douglas G. Bailey	☐	☐	03 - Sharon L. Jones	☐	☐
04 - Dennis L. Zeitler	☐	☐						

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1UPX 613163

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03ZBRA

2024 Annual Meeting

2024 Annual Meeting of
Fuel Tech, Inc. Stockholders
June 6, 2024 at 10:00 a.m. Central Time
27601 Bella Vista Parkway,
Warrenville, Illinois 60555

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FTEK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FUEL TECH, INC.

Notice of 2024 Annual Meeting of Stockholders

27601 Bella Vista Parkway, Warrenville, Illinois 60555
Proxy Solicited by Board of Directors for Annual Meeting — June 6, 2024

Vincent J. Arnone and Bradley W. Johnson, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fuel Tech, Inc. to be held on June 6, 2024 at 10 a.m. or at any postponement or adjournment thereof.

The Board of Directors recommends a vote for the election as director of each of the nominees and for approval of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

FUEL TECH
Technologies to enable clean efficient energy

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and 6.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Vincent J. Arnone	☐	☐	02 - Douglas G. Bailey	☐	☐	03 - Sharon L. Jones	☐	☐
04 - Dennis L. Zeitler	☐	☐						

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 1 3 1 6 3

03Z8YA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FUEL TECH, INC.

Notice of 2024 Annual Meeting of Stockholders

27601 Bella Vista Parkway, Warrenville, Illinois 60555
Proxy Solicited by Board of Directors for Annual Meeting — June 6, 2024

Vincent J. Arnone and Bradley W. Johnson, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fuel Tech, Inc. to be held on June 6, 2024 at 10 a.m. or at any postponement or adjournment thereof.

The Board of Directors recommends a vote for the election as director of each of the nominees and for approval of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)